AGREEMENT OF
                                SALE AND PURCHASE

                                     BETWEEN

                               SI PRINCETON, INC.,

                                   AS SELLER,

                                       AND

                    MACK-CALI REALTY ACQUISITION CORPORATION,

                                  AS PURCHASER,

                              DATED: APRIL 29, 1998

                         PROPERTY: 500 COLLEGE ROAD EAST
                              PRINCETON, NEW JERSEY

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                   PAGE

1.         Definitions.......................................................1
2.         Sale of the Property..............................................6
3.         Title and Survey..................................................7
4.         Matters to Which the Sale is Subject..............................9
5.         Purchase Price and Payment; the Deposit..........................10
6.         Adjustments......................................................13
7.         Closing; Closing Date; Conditions Precedent......................19
8.         Documents at Closing.............................................22
9.         Obligations Pending Closing......................................26
10.        Inspection; Restoration; Indemnity...............................30
11.        Risk of Fire and Condemnation Prior to Closing...................36
12.        Notices and Other Communications.................................38
13.        Default..........................................................39
14         Representations and Warranties of Seller.........................41
15.        Representations, Warranties and Agreements of Purchaser..........49
16.        Third Party Beneficiaries........................................49
17.        Assignment.......................................................49
18.        Time of the Essence..............................................50
19.        AS IS............................................................50
20.        Miscellaneous....................................................51
21.        Broker...........................................................52
21.        Township's Requirements..........................................53


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

                                    EXHIBITS

       LETTER                                  TITLE
       ------                                  -----

           A                       Legal Description of the Property
           B                       Permitted Exceptions
           C                       Form of Deed
           D                       Form of Title Affidavit
           E                       Form of Bill of Sale
           F                       Form of Assignment of Space Leases
           G                       Form of Assignment & Assumption of Service
                                   Contracts
           H                       Form of Space Tenant Notice Letter
           I                       Rent Roll
           J                       Service Contracts
           J-1                     Elected Service Contracts
           K                       Litigation
           L1, L2, L3, L4          Forms of Assignment of Ground Lease
           M                       Tax Protests
           N                       Financial Statements
           O1, 02, 03              Forms of Land Lessor's Consent
           P                       Form of Space Tenant Estoppel Certificates
           Q                       Union and Collective Bargaining Agreements

                                             SCHEDULES
                                             ---------

           15.B                    Environmental Matters
           15.4                    Lease Issues
           15.22                   Requirements of Insurance Underwriters
           15.23                   Governmental Actions
           15.24                   Leasing Commissions
           15.28                   Audits and Proceedings

                                  AGREEMENT OF
                                SALE AND PURCHASE

      THIS AGREEMENT is made and entered into as of the 29th day of April, 1998, by and between SI PRINCETON, INC., a Delaware corporation (hereinafter referred to as the "Seller"), and MACK-CALI REALTY ACQUISITION CORPORATION, a New Jersey corporation, or its permitted assignee (hereinafter referred to as the "Purchaser").

                              W I T N E S S E T H:

      For and in consideration of the mutual covenants and agreements herein contained, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions hereof, all of Seller's right, title and interest in and to the Property (as hereinafter defined).

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    Definitions.

            The terms defined in this Section 1 shall have the respective meanings stated in this Section 1 for all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            Additional Title Matters shall have the meaning set forth in Section 3.2.

            Affiliate shall mean, with respect to either of the parties, an entity or person directly or indirectly controlling, controlled by, or under common control with such party.

            Assignments of Ground Lease shall mean the instruments, in the form of Exhibits L, 1, 2, 3 and 4 attached hereto and made a part hereof, whereby, subject to the Permitted Exceptions, and with covenants against Seller's acts only, at and as of the Closing, Seller shall assign and transfer to Purchaser all of Seller's right, title and interest in, to and under (i) the First Ground Lease, as amended by its First Amendment, Second Amendment and Third Amendment and the Second Ground Lease, as amended by its First Amendment and the Sublease and (ii) the rest of the Property, and Purchaser shall assume all of Seller's obligations under the First Ground Lease, as amended, the Second Ground Lease, as amended and the Sublease.

            Assignment of Other Seller Interests shall have the meaning set forth in Section 8.1(s).

            Business Day shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, except for such days on which commercial banks doing business in the State of New Jersey are required to be closed for the transaction of business.

            Closing shall mean the action whereby Seller conveys and assigns to Purchaser legal title to Seller's right, title and interest in the Property, and Purchaser purchases and accepts legal title to Seller's right, title and interest in the Property, and Purchaser, assumes the obligations of the tenant under the Ground Lease thereafter accruing.

            Closing Date shall mean the date of Closing as defined in Section
7.2.

            Deed shall mean the instrument, in the form of Exhibit C attached hereto and made a part hereof, whereby, subject to the Permitted Exceptions, and with quit claim covenants only, at and as of the Closing, Seller shall remise and quit-claim to Purchaser all of Seller's right, title and interest in and to the Improvements.

            Deposit shall mean a deposit of $500,000.00 and all interest accrued (if any) on the Deposit or the Letter of Credit.

            Escrow Agent shall mean Commonwealth Land Title Insurance Company.

            Ground Lease shall mean collectively (a) that certain Lease Agreement, dated December 9, 1980, between the Trustees of Princeton University ("Land-Lessor"), as the Landlord, and Live Oak Associates-Princeton, a New Jersey limited partnership ("Live-Oak"), as the Tenant (the"First Ground Lease"), a memorandum of which was recorded in the records of the County Clerk of Middlesex County in Mortgage Book 2151, Page 344, and re-recorded in Deed Book 3175, Page 564, as amended by that certain First Amendment to Lease Agreement, dated February 26, 1981, between Land-Lessor, as the Landlord and Live-Oak, as the Tenant (the "First Amendment to First Ground Lease"), as further amended by that certain Second Amendment to Lease Agreement, dated August 26, 1983, between Land-Lessor, as the Landlord, and Live-Oak, as the Tenant (the "Second Amendment to First Ground Lease"), a memorandum of which was recorded in the records of the County Clerk of Middlesex County in Deed Book 3306, Page 462, as further amended by that certain Third Amendment to Lease Agreement dated August 10, 1988, between Land-Lessor and Seller (the "Third Amendment to First Ground Lease"), the First Ground Lease, its First Amendment, Second Amendment and Third Amendment being assigned to Seller by Live Oak by an Assignment and Assumption of Ground Lease dated as of August 10, 1988 and recorded in the Middlesex County Clerk's Office on August 10, 1988 in Deed Book 3721, Page 707; (b) that certain Lease Agreement, dated June 17, 1981, between Land-Lessor, as Landlord, and Live Oak Associates-West, a New Jersey limited partnership ("Live-Oak West"), as Tenant (the "Second Ground Lease"), a memorandum of which was recorded in the records of the County Clerk of Middlesex County in Deed Book 3200, Page 840 on July 28, 1981, as amended by a First Amendment to Lease Agreement between Land-Lessor, as Landlord, and Seller, as Tenant, dated as of August 10, 1988 (the "First Amendment to Second Ground Lease"), the Second Ground Lease and its First Amendment being assigned to Seller by Live-Oak West by an Assignment and Assumption of Ground Lease dated as of August 10, 1988 and recorded in the Middlesex County Clerk's Office on August 10, 1988 in Deed Book 3721, Page 718; and (c) that certain Sublease Agreement dated August 9, 1983 ("Sublease") between Live Oak-West (formerly called Viewpoint Ranches) and Live Oak pursuant to which Live Oak West, as Sublandlord, subleased to Live-Oak certain premises which were leased to Live Oak-West by Land-Lessor under the Second Ground Lease, as amended by the First Amendment to Second Ground Lease, a memorandum of which Sublease was recorded in the records of the County Clerk of Middlesex County in Deed Book 3303, Page 164 on August 10, 1983, and which Sublease was assigned to Seller by Live Oak-West by Assignment and Assumption of Sublease Agreement dated as of August 10, 1988 and recorded in the County Clerk's Office of Middlesex County on August 10, 1988 in Deed Book 3721, Page 727 and which Sublease and the Improvements on the lease premises were assigned to Seller by Live Oak by Assignment and Assumption of Ground Lease Agreement dated as of August 10, 1988 and recorded in the records of the County Clerk of Middlesex County in Deed Book 3721, Page 736 on August 10, 1988.

            Ground Lease Estoppel Certificates shall have the meaning set forth in Section 7.5(e).

            Hazardous Materials shall mean petroleum products, petroleum based derivatives, polychlorinated biphenyls, asbestos, and any other material, substance or item that is radioactive or that is either regulated by, or designated as a hazardous or toxic material, substance or waste or pollutant or contaminant by, any Legal Requirement now or hereafter enacted, including
Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), as said section may be amended from time to time, the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6921, et seq., as same may be amended from time to time, the Industrial Site Recovery Act, NJSA 13:K-6 et seq., as same may be amended from time to time, and all regulations promulgated in respect of any thereof and any other similar or analogous federal, state, county or municipal statute, ordinance, code, rule or regulation.

            Improvements shall mean the four (4) story office building situated on the Land containing approximately 157,135 net rentable square feet (including certain retail space on the ground level), commonly known as 500 College Road East, Princeton, New Jersey, and all other buildings and structures now or at the Closing Date (as hereinafter defined) situated upon the Land (as hereinafter defined), including, without limitation, all improvements, fixtures, equipment, machinery and personalty (other than Excluded Personal Property), appurtenant to or used in connection therewith which are located thereat and owned by Seller on the Closing Date.

            Land shall mean those certain tracts or parcels of land lying and being in Princeton New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof.

            Land Lessor shall have the meaning above set forth.

            Land Lessor's Consent shall have the meaning set forth in Section 7.5(f).

            Land Lessor Outside Date shall mean March 21, 1998, which is the date of expiration of the First Refusal Period, as defined in Section 18.01(b) of the First Ground Lease and Section 18.01(b) of the Second Ground Lease.

            Leasehold Estate shall mean the right, title and interest of the tenant in and to the leasehold estate created by the Ground Lease.

            Legal Requirements shall have the meaning set forth in Section 4.1.

            Letter of Credit shall mean an irrevocable and unconditional, domestic letter of credit issued by a financial institution reasonably acceptable to Seller for the account of Purchaser and naming Escrow Agent as beneficiary, in the sum of Five Hundred Thousand Dollars ($500,000), payable on May 22, 1998, in form reasonably acceptable to Seller.

            Notices shall have the meaning set forth in Section 13.

            Other Seller Interests shall mean all of the right, title and interest, if any, of Seller in and to the following (however any conveyance thereof shall be made by Seller without representation or warranty by or recourse to Seller):

                  (a) any easements, appurtenances, hereditaments, privileges, licenses, grants of right or other agreements benefitting the Property;

                  (b) any land lying in the bed of any street, road, alley or avenue, opened or proposed, abutting the Property, any award to be made in lieu thereof, and any unpaid award for damages to said Property by reason of change of grade of any street;

                  (c)   freely transferable Permits, if any;

                  (d) freely transferable warranties or guaranties (other that guaranties of obligations under Space Leases) respecting the Property, if any;

                  (e)   all Tangible Personal Property;

                  (f) all trademarks and tradenames used in connection with the Real Property, including without limitation, the name "College Centre" and any other name by which the Real Property is commonly known, and all goodwill, if any, related to said names, all for which Purchaser shall have the sole and exclusive rights;

                  (g) all promotional material, marketing materials, brochures, photographs, books, records, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of Seller which are or may be used by Seller in the use and operation of the Improvements or Tangible Personal Property; and

                  (h) all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described above in this definition.

            Pass-Through Charges shall have the meaning set forth in Section
6.3.

            Permits shall have the meaning set forth in Section 6.5.

            Permitted Exceptions shall mean collectively those restrictions, covenants, agreements, easements, matters and things of fact or of record affecting title to the Property set forth on Schedule B annexed hereto and made a part hereof, those matters set forth in Section 4, and the other matters subject to which title to the Property is to be sold by Seller and purchased by Purchaser pursuant to this Agreement.

            Property shall mean Seller's right, title and interest in and to the Ground Lease, the Leasehold Estate, the Improvements, the Space Leases, the Elected Service Contracts, and the Other Seller Interests.

            Purchaser's Casualty shall have the definition set forth in Section 12.1.

            Purchase Price shall have the meaning set forth in Section 5.1.

            Rent Roll shall have the meaning set forth in Section 15.3.

            Repair shall have the meaning set forth in Section 9.19(b).

            Service Contracts shall mean those contracts relating to or affecting the use or operation of the Property, such as service, maintenance, labor, parking operator and similar agreements, which are set forth in Exhibit J annexed hereto and made a part hereof; and Elected Service Contracts shall mean those Service Contracts which Purchaser elects to assume pursuant to Section
10.5 and which shall, subsequently, be set forth on Exhibit J-1 and attached hereto.

            Settlement Statement shall have the meaning set forth in Section 8.1(c).

            Space Leases shall have the meaning set forth in Section 15.3.

            Space Rent shall have the meaning set forth in Section 6.3.

            Space Tenant Estoppel Certificates shall have the meaning set forth in Section 7.5(h).

            Survey shall mean the survey described in Section 3.3.


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

            Substantial shall have the meaning set forth in Section 12.2.

            Tangible Personal Property shall mean all property, fixtures, inventory and equipment owned by Seller and used exclusively in the operation and maintenance of the Property.

            Title Company shall mean Commonwealth Land Title Insurance Company.

            Title and Survey Date shall have the meaning set forth in Section
3.1.

            Title Policy shall mean an owner's polity of title insurance, issued by the Title Company, in the amount of the Purchase Price.

            Title Report shall have the meaning set forth in Section 3.1.

            Title and Survey Objections shall have the meaning set forth in
Section 3.1.

      2. Sale of the Property.

            Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase and accept from Seller, the Property, subject to the terms and provisions of this Agreement.

      3.    Title and Survey.

            3.1 Simultaneously with or prior to the execution of this Agreement, Seller has delivered to Purchaser a copy of a report of the title to the Land, the Improvements and the Ground Lease, dated August 8, 1988, as confirmed by a report dated March 2, 1998, prepared by Lawyers Title Insurance. Purchaser agrees that such delivery by Seller is without representation or warranty by Seller, and without recourse to Seller. Purchaser (at Purchaser's expense, except as otherwise expressly provided herein) shall obtain from the Title Company, an ALTA 1972 Form B with extended coverage title insurance commitment issued by the Title Company reporting on the condition of title to the Land, Improvements and Ground Lease, and committing to ensure Purchaser in the amount of the Purchase Price, together with legible copies of all items shown as exceptions to such title (the "Title Report"). Purchaser shall deliver to Seller a copy of the Title Report, together with notice of all survey objections, liens, encumbrances, title objections, financing statements, covenants or easements to which Purchaser objects (the "Title and Survey Objections"), on or before 5:00 p.m. (New York City time) on the date (the "Title and Survey Date") which is the earliest to occur of (i) the date ten (10) days after Purchaser receives both the Title Report and the Survey described in Section 3.3, and (ii) the date fifteen (15) days after the date of this Agreement. If Purchaser fails to give written notice of Title and Survey Objections on or before the Title and Survey Date, such Title and Survey Objections shall be considered waived and accepted by Purchaser and shall constitute Permitted Exceptions hereunder. Except as set forth in the next sentence, Seller may, but shall not be required to, cure all or any such Title and Survey Objections (which cure may, at the option of Seller, be by means of affirmative insurance or endorsement from the Title Company, in form and substance reasonably satisfactory to Purchaser, insuring over and providing that any covenants, easements or other matters which are not Permitted Exceptions shall not be collected out of, or enforced against, Purchaser or the Property). In any event, Seller shall cure, at its expense, (i) judgments against Seller, and (ii) mortgages or other liens which can be satisfied by payment of a liquidated amount (collectively the "Monetary Objections"). Notwithstanding any other provision of this Agreement to the contrary (other than Section 3.2), in no event shall Seller be obligated to incur any expense, liability or obligation, or to commence or continue any suit or other action, to cure or remove any Title and Survey Objections, or any other encumbrance upon or defect in title to the Property, except the Monetary Objections and Section 9.2(i)(4) Title Objections, as hereinafter defined, and failure or omission by Seller to cure any such Title and Survey Objections or other encumbrance upon or defect in title to the Property other than a Monetary Objection or a Section 9.2(i)(4) Title Objection, shall not be a default by Seller hereunder, nor give rise to any rights or remedies on the part of Purchaser, except that, upon notice by Seller to Purchaser that Seller has failed to cure such Title and Survey Objections or other encumbrance upon or defect in title to the Property Purchaser, as its sole remedies (to be exercised by written notice to Seller within five (5) days after receipt by Purchaser of Seller's notice), may either (a) terminate this Agreement, receive the return of the Deposit and all accrued interest and this Agreement shall be null and void, each party having no further obligation to the other except for Purchaser's obligations which this Agreement expressly provides shall survive the termination of this Agreement, or (b) purchase the Property subject to such Title and Survey Objections or other encumbrance upon or defect in title to the

Property (which shall be deemed Permitted Exceptions), in which case this Agreement shall remain in full force and effect, otherwise subject to satisfaction of all of the other terms and conditions hereof, and the parties shall proceed to Closing hereunder without reduction in the Purchase Price or other obligation on the part of Seller by reason of such Title and Survey Objections or other encumbrance upon or defect in title to the Property (and if Purchaser fails to deliver the aforesaid notice within such five (5) day period Purchaser shall be deemed to have elected the option set forth in clause (b)).

            3.2 In the event that prior to the Closing Date Purchaser becomes aware of and objects to additional title matters (other than the Permitted Exceptions established pursuant to Section 3.1) not disclosed in the Title Report (the "Additional Title Matters"), then Purchaser shall give written notice thereof to Seller not later than five (5) days after becoming aware of such Additional Title Matters (and in all events prior to the Closing). If Purchaser fails to give written notice of Additional Title Matters as set forth in the preceding sentence, such Additional Title Matters shall be considered waived and accepted by Purchaser and shall constitute Permitted Exceptions hereunder. Purchaser and Seller shall have the same duties and obligations and rights with respect to Additional Title Matters that they respectively have with respect to Title and Survey Objections and Monetary Objections, except that Seller shall cause to be removed any Additional Title Objections placed of record after the date hereof in violation of Section 9.2(i)(4) ("Section 9.2(i)(4) Title Objections").

            3.3 Purchaser, upon the full execution of this Agreement, shall order a survey of the Property (the "Survey") prepared in accordance with the "Minimum Detail Requirements for ALTA/ACSM Land Title Surveys" including, without limitation, plotting all easements and restrictions of record by book and page, and shall cause an original of same to be delivered to Seller not later than the date that is fifteen (15) days after the date of this Agreement. The Survey shall be certified to Purchaser, its designee, Seller, and the Title Company.

            3.4 Anything in this Agreement to the contrary notwithstanding, Purchaser shall not have a right to object to any of the matters set forth on Exhibit B, or referred to in Sections 4.1, 4.2, 4.4, 4.5 and/or 4.6, and such matters shall not constitute Survey or Title Objections, and Purchaser shall accept title to the Property subject to all thereof.

            3.5 If Seller, in its sole discretion, elects to cure any Title and Survey Objection or Additional Title Matters shall have the right (but not the obligation) to adjourn the Closing Date for period or periods not to exceed ninety (90) days in the aggregate in order to make such attempt or attempts to cure any Title and Survey Objections or Additional Title Matters other than Monetary Objections which, if not cured prior to Closing, shall be cured at Closing by application of the Closing proceeds.

            3.6 It shall be a condition to Closing that Seller convey, and that the Title Company insure, title to the Land, Improvements and Ground Lease in the amount of the Purchase Price (at a standard rate for such insurance) in the name of Purchaser or its designee, after delivery of the Deed, by a standard 1992 ALTA Owners Policy, with ALTA endorsements Form 3.1, Form 8.1, Form 9 and any other endorsements as required by Purchaser attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Exceptions. The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) Purchaser's contemplated use of the Property will not violate the Permitted Exceptions; (iii) the existing use of the Property complies with all applicable zoning ordinances and regulations as may affect the Property; and
(iv) the exception for taxes shall apply only to the current taxes not yet due and payable. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Exceptions.

      4. Matters to Which the Sale is Subject.

            The sale of the Property and any other items (if any) sold hereunder shall be subject to each and all of the following, which shall constitute Permitted Exceptions:

            4.1 All Federal, State, County, Municipal and other laws, ordinances, orders and governmental or quasi-governmental rules, requirements and regulations (including but not limited to building and zoning laws, ordinances, or regulations and Environmental Laws and regulations) affecting the Property, its use, occupancy, development, construction or maintenance ("Legal Requirements").

            4.2 The Permitted Exceptions.

            4.3 The Space Leases as to the rights of the Space Tenants, as Tenants only, and Elected Service Contracts.

            4.4 Terms, provisions and conditions of this Agreement.

            4.5 Terms, provisions and conditions of the Ground Lease; and all amounts due or payable to the Land Lessor under the Ground Lessor which are not due as of the Closing, or which are apportioned under this Agreement.

            4.6 Taxes, sewer and water charges and assessments (and installments thereof), and the liens thereof, not due as of the date of Closing, but subject to apportionment under this Agreement.

            The provisions of this Section 4 shall survive Closing and the Permitted Exceptions shall be set forth in the Assignment of Ground Lease and Deed as exceptions to title; but whether or not recited as exceptions to or encumbrances upon title in the Assignment of Ground Lease and/or the Deed, all of the Permitted Exceptions shall survive the Closing.

      5. Purchase Price and Payment; the Deposit.

            5.1 The purchase price for the Property to be sold to Purchaser pursuant to this Agreement (the "Purchase Price") shall be an amount equal to TWENTY ONE MILLION ONE HUNDRED NINETY THOUSAND DOLLARS (United States Currency) ($21,190,000.00). The Purchase Price shall be payable by Purchaser to Seller at Closing as follows:

                  (a) The principal amount of the Deposit, if in cash, shall be released by Escrow Agent to Seller, and wired to and received by Seller on the date of Closing by wire transfer of same day, federal funds (United States legal tender), at such account as Seller shall designate in writing to Escrow Agent; or, if by Letter of Credit, Purchaser shall pay or cause to be paid at Closing in addition to amounts due under Paragraph 5.1(b) below, Five Hundred Thousand Dollars ($500,000) in the same manner as provided therein.

                  (b) Purchaser shall pay or cause to be paid at Closing to Seller by same day, federal funds (United States legal tender) wired to and received by Seller, at such account as Seller shall designate in writing to Purchaser, an additional amount equal to TWENTY MILLION SIX HUNDRED NINETY THOUSAND DOLLARS ($20,690,000.00), plus or minus the net additions and subtractions as shown on the Settlement Statement drawn by Seller in accordance with the provisions of this Agreement and approved by Purchaser.

            5.2 (a) The Deposit shall be deposited by Purchaser with Escrow Agent (by wire transfer of same day, federal funds (United States legal tender) wired to and received by Escrow Agent, at such account as Escrow Agent shall designate in writing or by delivery of an executed Letter of Credit) not later than three (3) days after the execution and delivery of this Agreement by all parties (with TIME OF THE ESSENCE AS AGAINST PURCHASER IN RESPECT OF MAKING SUCH DEPOSIT). In the event Purchaser does not make the Deposit as required hereunder, the Agreement automatically (and without need of notice to Purchaser or any other party) shall be deemed terminated, and neither party shall have any further rights one against the other under this Agreement. Escrow Agent will hold the Deposit in accordance with the provisions of Section 5.3 of this Agreement. The parties agree to direct Escrow Agent to release the Deposit to Seller or return the Deposit to Purchaser, as the case may be, as provided in this Agreement. Escrow Agent at all times shall keep Seller and Purchaser advised in writing of the bank or other institution (and the location thereof), and the account name and number, in which Escrow Agent has deposited the Deposit while holding same.

            5.3 The parties agree that the Deposit, when and if delivered, shall be held by the Escrow Agent in escrow and disposed of only in accordance with the provisions of this Section 5.3. The parties agree that the Deposit, if in cash, shall be invested in an assignable interest-bearing certificate of deposit, money market fund, treasury bill or other similar security approved by Seller and Purchaser, and all interest accruing thereon shall be paid to Purchaser, except as otherwise provided herein. The party receiving the Deposit shall be responsible for the payment of any taxes due on the interest earned, if any, on the Deposit.

                  (a) The Escrow Agent will deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

                        (1) If not in the form of the Letter of Credit, to Seller on the Closing Date for the account of Purchaser provided Closing is completed;

                        (2) If in the form of the Letter of Credit, to Purchaser on the Closing Date provided Closing is completed;

                        (3) If Purchaser defaults hereunder, to Seller, upon receipt of written demand therefor, such demand stating that Purchaser has defaulted in the performance of this Agreement and specifically setting forth the basis for such default. The Escrow Agent shall not honor such demand until more than ten (10) days have elapsed after the Escrow Agent has mailed a copy of such demand to Seller or Purchaser, as the case may be, nor thereafter if the Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this Section 5.3; or

                        (4) To Purchaser upon receipt of written demand therefor, such demand stating that this Agreement has been terminated in accordance with the provisions hereof, or Seller has defaulted in the performance of this Agreement, and specifically setting forth the basis for the same. The Escrow Agent shall not honor such demand until more than ten (10) days have elapsed after the Escrow Agent has mailed a copy of such demand to Seller or Purchaser, as the case may be, nor thereafter, if the Escrow Agent shall have received written notice of objection from the other party in accordance with the provisions of clause (b) of this Section 5.3.

                  (b) Upon the filing of a written demand for the Deposit by Purchaser or Seller, pursuant to subclause 3 or 4 of clause (a) of this Section 5.3, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by filing written notice of such objection with the Escrow Agent at any time within ten (10) days after the mailing of such copy to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand. In the event that Closing is not completed by May 22, 1998, then Escrow Agent shall thereafter promptly make demand upon the issuer of the Letter of Credit for payment thereof. Upon receipt of the proceeds, Escrow Agent shall deposit the same in an account as specified in the first paragraph of this Section 5.3 and shall hold such proceeds in accordance with the provisions hereof. In the event that the issuer of the Letter of Credit refuses to honor payment thereof, Escrow Agent shall promptly notify Purchaser and Seller, who jointly shall enforce collection thereof.

                  (c) In the event the Escrow Agent shall have received the notice of objection provided for in clause (b) above and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from

Seller and Purchaser directing the disbursement of said Deposit, in which case, the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) in the event of litigation between Seller and Purchaser, the Escrow Agent shall deliver the Deposit to the Clerk of the Court or the office of Judicial Support, as the case may be, in which said litigation is pending, or
(iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, in the Escrow Agent's reasonable opinion, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Deposit with the Court and bringing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

                  (d) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person and it shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for damage caused by the Escrow Agent's own negligence or willful default. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Purchaser and Seller, and, if the Escrow Agent's duties hereunder are affected, unless the Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Deposit pursuant to clause (c) above and may decline to take any other action. The Escrow Agent shall not charge a fee for its services as escrow agent.

                  (e) The Escrow Agent shall not be:

                        (1) Responsible for any loss or delay occasioned by the closure or insolvency or the financial institution into which it deposited the Deposit;

                        (2) Responsible for the dishonor of any check, money order, draft, negotiable instrument, or other financial document, received as the Deposit; and

                        (3) Liable for any error of judgement or for any act done or omitted in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith.

                  (f) Purchaser and Seller hereby indemnify and agree to save the Escrow Agent harmless from all liability, loss, damage, reasonable attorney's fees and expenses, arising out of this Paragraph and its duties hereunder; save and except however any liability, loss, damage, attorney's fees and/or expenses caused by Escrow Agent's fraud, negligence or willful default.

      6.    Adjustments.

      The items of income and expense arising from the ownership or operation of the Property set forth hereinafter shall be prorated and adjusted as of 11:59 p.m. Eastern time on the date preceding the Closing Date, as follows:

            6.1 (a) Additional Rent for the current calendar year or fiscal year as may be applicable with respect to such item, under the Ground Lease (as defined in the Ground Lease);

                (b) all other additional rent, sums and credits, if any, due under the Ground Lease; provided, in no event shall Purchaser be responsible for all or any part of, and no adjustment shall be made as to the Single Rent Payments (as defined in the Ground Lease) or the Annual Rent (as defined in the Sublease).

            6.2 (a) General real estate taxes, assessments and public improvement liens (if any) upon the Property for the year of Closing. If the amount of such taxes and/or assessments and/or liens is not known at the time of Closing, then to the extent not known the proration shall be based upon the final bill for the immediately preceding fiscal year for such charge, provided that, if the actual charges for such items for the current year are more or less than the charges for the preceding year, Seller and Purchaser shall adjust the proration of such items and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the Assignment of Ground Lease and/or Deed but shall survive the Closing. Taxes, assessments, and liens for public improvements for prior years due to change in land usage or ownership, which are due or payable in any tax year after the year in which the Closing occurs even if assessed prior to the Closing Date, shall be assumed by Purchaser and the Property shall be sold subject thereto. Anything herein to the contrary notwithstanding, if on the Closing Date any assessment is a lien on all or part of the Property, and such assessment is or may be payable in installments, of which the first installment is then a charge or lien, or has been paid, then for purposes of this Agreement, Seller shall pay all the unpaid installments of any such assessment due and payable prior to Closing and Purchaser shall accept the Property subject to all installments of any such assessment that are to become due and payable after the Closing Date.

                  (b) If, subsequent to the Closing Date, any proceeding shall result in a reduction of any assessment, tax or other charge for the applicable fiscal year in which the Closing occurs, the amount of the savings or refund for such fiscal year, less the reasonable expenses (including reasonable fees and disbursements payable to attorneys or consultants) incurred in connection with such proceedings (but less any refunds or other amounts which are due to Space Tenants as a result of such reduction, which amounts shall be paid to such Space Tenants) shall be apportioned between Seller and Purchaser as of the Closing Date as if the reduction had been known as of that date. Neither Seller nor Purchaser will withdraw, settle or compromise any reduction proceeding affecting the Property without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that the consent of Seller shall not be required for the fiscal years after that in which the Closing Date occurs, and the consent of Purchaser shall not be required for fiscal years in which the Closing Date occurs and prior thereto.

The party benefited by the reduction shall promptly pay the other party said party's share of such reduction. Purchaser is hereby authorized by Seller, in Purchaser's sole discretion, following Closing, to file any applicable proceeding for any tax years following the last tax year 1997. The net refund of taxes, if any, for any tax year for which Seller or Purchaser shall be entitled to share in the refund shall be divided between Seller and Purchaser in accordance with the apportionment of taxes pursuant to the provisions hereof. All expenses in connection therewith, including counsel fees, shall be paid for by the party entitled to the benefits thereof, with a pro-rata sharing between Seller and Purchaser for any tax year in which both parties are entitled to a portion of the refund. This provision shall survive the Closing.

            6.3 All fixed rents, additional rent, operating escalations, tax escalations, CPI and other Pass-Through Charges (hereinafter defined), and escalations, if any (collectively, "Space Rent"), on the Space Leases. To the extent that Seller receives, after the Closing Date, Space Rent payments attributable to any period from or after the Closing, the same shall be held in trust and immediately paid to Purchaser. Promptly on receiving any Space Rent after the Closing Date attributable to the period after the Closing, Seller shall provide to Purchaser notice thereof. The foregoing notwithstanding, in the event that any tenant under a Space Lease (a "Space Tenant") prior to the Closing has failed to pay Space Rent as and when due under its Space Lease, then payments on account of Space Rent received from such Space Tenant after the Closing shall be applied in the following order of priority: (i) first, to the then current installment of Space Rent of such Space Tenant and to other installments of Space Rent due from such Space Tenant for months subsequent to the month in which Closing occurs; (ii) second, to the month in which the Closing occurred; and (iii) third (to the extent of available funds), to the period prior to the month in which the Closing occurred, if Space Rent from such Space Tenant was not paid for any of such months provided; however, that to the extent PassThrough Charges are collected in arrears, then notwithstanding the provisions of the first clause of this sentence Pass-Through Charges shall be adjusted and apportioned as hereinafter provided in this paragraph. To the extent that Space Rent payments on account of Pass-Through Charges are received by Purchaser after the Closing Date which are attributable to a period prior to the Closing Date, or cannot be determined on the Closing Date, then, provided Space Tenant is current with respect to Pass-Through Charges owed to Purchaser, the amount of such Space Rents for the period ending on the date preceding the Closing Date, and a calculation showing the determination thereof, shall be paid (and furnished) to Seller by Purchaser as, if and when received after the Closing Date within fifteen (15) days after receipt by Purchaser; and provided, however, that if it shall subsequently be determined that any refund on account of such amount shall be due any Space Tenants, or that a Space Tenant is entitled to a refund of a portion of the Pass-Through Charges previously paid by Space Tenant to Seller, then Seller, immediately upon demand of Purchaser, shall pay its allocable share of such refund to Purchaser. At Closing, Seller shall furnish to Purchaser a statement certified by an officer of Seller, with a cost category breakdown (and which shall be subject to amendment to correct errors or omissions), of all expenses commonly referred to as pass-through expenses or charges, operating expenses or charges, operating escalations, tax expenses or charges or tax escalations, which are the obligation of Space Tenants under the Space Leases ("Pass-Through Charges"), owed and unpaid by Space Tenants up to the Closing Date as reasonably estimated by

Seller, together with supporting evidence of same reasonably acceptable to Purchaser. If Purchaser receives after the Closing any Space Rents in payment or reimbursement of any Pass-Through Charges attributable to any period prior to the Closing, Purchaser shall upon receipt of such Space Rents immediately pay to Seller the amount of the Pass-Through Charges attributable to the period prior to the Closing subject to refund as provided above. The portion of Space Rents consisting of Pass-Through Charges for the fiscal year of the Property in which the Closing occurs shall be apportioned on a calendar basis so that the amount thereof under any Space Lease to which Seller shall be entitled shall be an amount which bears the same ratio to the total Pass-Through Charges due under that Space Lease for the fiscal year in which the Closing occurs, as the number of days in said year which have elapsed prior to the Closing Date bears to the total numbers of days in said year. For example, if the fiscal year in which the Closing occurs and for which such Pass-Through Charges are to be paid runs from January 1, 1998 through December 31, 1998, Seller shall be entitled to the number of days from and including January 1, 1998 to the date preceding the Closing Date divided by 365 and multiplied by the total Pass-Through Charges for such year. Seller shall have the right to commence litigation against any Space Tenants or their successors under any Space Lease as to which any Space Rent payments were in arrears on the Closing Date. Seller shall not be obligated to Purchaser for any Space Rent which is in default, unpaid or otherwise has not been actually collected by Seller. Seller acknowledges its obligation to each Space Tenant with respect to any claims of overpayment of Pass-Through Charges for any period up to the date of Closing, and that such obligation shall survive Closing. In the event that a Space Tenant subsequently disputes the amount of such expenditures by Seller, Seller shall provide Purchaser with copies of the invoices and evidence of payment of the invoices for the purposes of resolving such dispute. In the event Purchaser is unable to resolve such dispute amicably, Purchaser may request Seller to provide counsel for any litigation which may ensue. This provision shall survive the Closing.

            6.4 At the Closing Seller shall transfer to Purchaser, by bank, cashier's or certified check, an amount equal to, or allow a credit to Purchaser against the Purchase Price of an amount equal to, the sum of all security and other deposits and any prepaid rents from Space Tenants under the Space Leases, other than those Seller has applied prior to the Closing against defaulted obligations of Space Tenants under the Space Leases together with accrued interest, if any, due Space Tenants on the security deposits, and Purchaser shall assume all obligations and responsibilities concerning such security deposits and indemnify Seller from and against all claims and liabilities arising in connection with such security deposits and interest actually received by Purchaser.

            6.5 Current payments (that is, attributable to the year or other applicable period in which the Closing occurs) of fees and charges (other than those directly payable by Space Tenants) under any licenses, permits, certificates, warranties and guarantees, or approvals relating to the Property, or the use or occupancy thereof (the "Permits"), if any, which are assigned to Purchaser at the Closing.

            6.6 Fees and charges under Elected Service Contracts assigned to Purchaser.

            6.7 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to closings in the State of New Jersey. Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

            6.8 Water, sewer, electric and other utility charges for the Property (other than such charges as are the obligation of Space Tenants to pay). If consumption of any of the foregoing is measured by meters, no more than five (5) days prior to the Closing Date Seller shall obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of Closing Date on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued (and this obligation shall survive the Closing). Any utility security deposits or bonds to be refunded or returned to Seller shall be obtained by Seller from the utility company and Purchaser shall make its own deposit with such companies. All water, sewer, electric and other utility charges for the Property, if any, which are the obligation of Space Tenants to pay shall not be apportioned, but Purchaser shall accept the Property subject to such charges, and shall look solely to the respective Space Tenants for payment thereof.

            6.9 All Leasing commissions and Space Tenant Inducements other than the Merrill Lynch Allowance, as hereinafter defined, due on account of the original term or any extension of such term currently effective shall be paid and satisfied in full by Seller on or before the Closing Date and Seller shall indemnify, defend and hold Purchaser harmless in respect thereof, including without limitation, the Merrill Lynch Allowance, and the provisions hereof shall survive the Closing. Brokerage commissions under the Space Leases shall be paid by Seller (not including commissions due in connection with any renewal, extension or expansion of any such Space Lease which has not been exercised on the date hereof, whether or not such renewal, extension or expansion is pursuant to a right or option set forth in the Space Lease, and not including brokerage commissions with respect to new Space Leases entered into after the date of this Agreement). Seller acknowledges that under the terms of the Merrill Lynch Space Lease, upon submission to Seller by Merrill Lynch of documentation supporting certain tenant improvements made by Merrill Lynch prior to the date hereof, and other costs incurred by Merrill Lynch in connection therewith, Seller is obligated to pay to Merrill Lynch approximately One Hundred Twenty-Five Thousand Fifty-Eight Dollars ($125,058) (the "Merrill Lynch Allowance"). Seller agrees that upon submission by Merrill Lynch of the documentation required under the Merrill Lynch Space Lease by Merrill Lynch to either Seller or Purchaser for payment of the (the "Merrill Lynch Allowance"), Seller shall promptly, but in any event within twenty-five (25) days after receipt of such request, pay the amount of the Merrill Lynch Allowance due to Merrill Lynch under the Merrill Lynch Space Lease. Notwithstanding the foregoing, in the event any request for payment of the Merrill Lynch Allowance is made by Merrill Lynch prior to Closing, Seller shall make the payment due prior to Closing. Any amount of Merrill Lynch Allowance due which is not paid within such twenty-five (25) day period shall incur interest at the rate of twelve percent (12%) per annum until paid. In the event Seller fails to timely make any such payment due,

Purchaser may, but shall not be obligated to, make such payment to Merrill Lynch. In the event Purchaser pays any part of the Merrill Lynch Allowance due to Merrill Lynch, Seller shall pay such amount to Purchaser, within ten (10) days after written demand therefor, together with interest thereon at an annual rate of twelve percent (12%). In the event Purchaser incurs any cost or expense in enforcing the obligations of Seller under this Section 6.09, in addition to the foregoing, Seller agrees to reimburse to Purchaser all such costs and expenses, including without limitation, the cost of suit and reasonable attorneys fees. If the Closing shall occur, brokerage commissions due in connection with any renewal, expansion or extension of any Space Lease exercised after the date hereof, and/or with respect to new Space Leases entered into after the date of this Agreement in accordance with Section 9.2(b), shall be paid by Purchaser (and if, at the option of Seller, any of same are paid by Seller prior to the Closing, then at the Closing Purchaser shall reimburse such amounts to Seller upon delivery by Seller to Purchaser of reasonable substantiation of the amounts thereof) and Purchaser shall indemnify, defend and hold harmless Seller in respect thereof, and the provisions hereof shall survive the Closing. If the Closing shall occur, costs of Space Tenant improvements, Space Tenant finishing, Space Tenant fit-up and/or Space Tenant fixturing, and other "Space Tenant Inducements" in connection with any renewal, expansion or extension of any Space Lease exercised after the date hereof, and/or with respect to new Space Leases entered into after the date of this Agreement, shall be paid by Purchaser (and if, at the option of Seller, any of same are paid by Seller prior to the Closing, then at the Closing Purchaser shall reimburse such amounts to Seller upon delivery by Seller to Purchaser of reasonable substantiation of the amounts thereof), and Purchaser shall indemnify, defend and hold harmless Seller in respect thereof. The provisions of this Section 6.09 shall survive the Closing.

            6.10 Revenues, deposits and expenses generated from any parking at the Property.

            6.11 Purchaser shall pay all costs of recording the Assignment of Ground Lease and Deed.

            6.12 At Closing Seller shall pay the State of New Jersey and/or other real estate transfer taxes, if any, which are required in connection with the Assignment of Ground Lease and/or Deed.

            6.13 Seller and Purchaser at the Closing each shall pay one-half (1/2) the costs of Escrow Agent, if any, for providing services as escrow agent.

            6.14 Purchaser and Seller shall each pay their respective attorney's fees.

            6.15 Except as otherwise herein provided, any fee, cost, charge or expense incurred by either party hereto or for which either party hereto may be liable in connection with the negotiation, examination and consummation of this Agreement, shall be paid by the party hereto incurring, or liable for, such fee, cost, charge or expense.

            6.16 The cost of preparation of the Title Report, the Survey and the premiums and charges for the Title Policy (other than the premium for affirmative insurance or endorsements insuring against a Title and Survey Objection or Additional Title Matter which Seller, in its sole discretion, elects to obtain) shall be borne by Purchaser. Purchaser shall also bear all other costs and expenses relating to any and all searches, investigations and/or inspections by or for Purchaser.

            6.17 Premiums on insurance policies will not be adjusted. Seller shall terminate its insurance coverage as of Closing and Purchaser will effect its own insurance coverage.

            The provisions of this Section 6 shall survive the Closing Date.

      7. Closing; Closing Date; Conditions Precedent/Other Matters.

            7.1 The Closing shall take place at the offices of Seller's counsel, St. John & Wayne, LLC, Two Penn Plaza, Newark, New Jersey, or at such other place as the parties shall agree in writing, at 10:00 a.m. (New York City time) on the Closing Date.

            7.2 The "Closing Date" shall be May 22, 1998, or (b) such earlier date to which the parties may agree in writing. TIME SHALL BE OF THE ESSENCE AS AGAINST THE PARTIES AS TO THE CLOSING DATE, SUBJECT TO SELLER'S RIGHT TO ADJOURN CLOSING AS PROVIDED HEREIN.

            7.3 It is a condition of Closing that Seller and Purchaser shall have each complied in all material respects with each of their respective obligations specified in this Agreement to be complied with as of the Closing Date, except as those obligations may have been waived in writing by the party for whose benefit such obligations are undertaken.

            7.4 It is agreed by Purchaser and Seller that the day of Closing shall be a day of income and expense to Purchaser.

            7.5 Purchaser's obligations to close hereunder shall be conditioned upon the occurrence of each of the following conditions. If any of the following conditions are not satisfied, then Purchaser, as its sole remedies, may elect to
(1) terminate this Agreement and receive a refund of the Deposit and accrued interest, (2) waive noncompliance with any such condition, or (3) with respect to a default by Seller under the terms of Sections 7.5(a), (b), and (c) only (but not Sections 7.5 (d), (e), (f), (g) or (h)) , exercise the remedies available to Purchaser for a breach by Seller as set forth in Section 14.1 hereof:

                  (a) The representations and warranties of Seller as set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date; provided, however, that if the representation and warranties of Seller as set forth herein are not true in all material respects on and as of the Closing Date due to acts of third parties beyond Seller's reasonable control, then Purchaser shall only be entitled to (i) terminate this Agreement and receive back the Deposit and accrued interest; or
(ii) close hereunder without an abatement of the Purchase Price.

                  (b) Seller shall have performed, observed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with, prior to or as of the Closing Date.

                  (c) Seller shall not have made a general assignment for the benefit of creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed, or have had filed against it, a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Seller for any material part of Seller's property.

                  (d) Title Company unconditionally shall be prepared to issue to Purchaser a Title Policy meeting the requirements set forth in Section 3(6).

                  (e) Seller shall have delivered to Purchaser all of the documents provided herein for said delivery.

                  (f) Land Lessor shall not have exercised its right of first refusal under Section 18.01 (b) of the First Ground Lease, as amended or Section
18.01 (b) of the Second Ground Lease, as amended, within the time periods provided therefore, and Seller shall have obtained and delivered to Purchaser, not later than the Closing Date, agreements in substantially the form attached hereto as Exhibits "01, "02", and "03", between Land Lessor and Purchaser evidencing the consent of Land Lessor to the assignment of the Ground Lease (including the First Ground Lease, as amended, Second Ground Lease, as amended, and the Sublease) to Purchaser or its Permitted Assignee, as hereinafter defined, as contemplated in this Agreement and providing estoppels dated as of the Closing Date, in favor of Purchaser, and its Permitted Assignee, in accordance with the provisions of Section 24.02 of the First Ground Lease and
Section 24.02 of the Second Ground Lease (collectively the "Land Lessor's Consent").

                  (g) Seller shall have obtained and delivered to Purchaser on or before the Closing Date estoppel certificates addressed to Purchaser (herein called "Space Tenant Estoppel Certificates") dated not more than thirty (30) days prior to the Closing Date from all Space Tenants in substantially the form attached hereto as Exhibit "P", completed to reflect each Space Tenant's particular Space Lease status, and not materially inconsistent with Space Tenant's Space Lease, except in the case of Buchanan Ingersoll with respect to a claim with respect to electricity charges as noted on Schedule 15.4. Seller agrees to use its best efforts to obtain from all Space Tenants a Space Tenant Estoppel Certificate in such form; provided, however, that if any Space Tenant shall refuse to execute an estoppel certificate in such form, Seller shall nevertheless be obligated to obtain a Space Tenant Estoppel Certificate in the form in which such Space Tenant is obligated to deliver same as provided in its Space Lease. Seller shall have the right to adjourn Closing for up to fifteen (15) days in the event Seller cannot deliver any Space Tenant Estoppel Certificates by the Closing Date so that Seller may continue its efforts to obtain such items.

            7.6 Seller's obligations to close hereunder shall be conditioned upon the occurrence of each of the following conditions. If any of the following conditions are not satisfied, then Seller may elect to (1) terminate this Agreement, (2) waive noncompliance with any such condition, or (3) with respect to a default by Purchaser under the terms of Sections 7.6(a), (b) or (c), exercise the remedies available to Seller for a breach by Purchaser as set forth in Section 14.2 hereof:

                  (a) The representations and warranties of Purchaser as set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date; provided, however, that if the representation and warranties of Purchaser as set forth herein are not true in all material respects on and as of the Closing Date due to acts of third parties beyond Purchaser's reasonable control, then Seller shall only be entitled to (i) terminate this Agreement (ii) close hereunder without an adjustment to the Purchase Price.

                  (b) Purchaser shall have performed, observed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with, prior to or as of the Closing Date.

                  (c) Purchaser shall not have made a general assignment for the benefit of creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed, or have had filed against it, a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for any material part of Purchaser's property.

                  (d) Seller shall have obtained the Land Lessor's Consent.

                  (e) Seller shall have obtained the Ground Lease Estoppel Certificate.

            7.7 At Closing, Seller shall deliver to Purchaser possession of the Property, subject to the Permitted Exceptions.

            7.8 Promptly after the full execution of this Agreement, Seller shall request from Land Lessor the Land Lessor's Consent. Seller shall use its best efforts in attempting to obtain same from Land Lessor, but in no event shall Seller be obligated to incur any expense, liability or obligation, or to commence or continue any suit or other action, in order to obtain issuance by Land Lessor of the Land Lessor's Consent, nor shall Seller be required to accept any Land Lessor's Consent which shall be conditioned on the payment by Seller of any consideration therefor. The failure, omission or inability of Seller, despite its best efforts, to obtain issuance by Land Lessor of the Land Lessor's Consent and deliver same to Purchaser shall not be a default by Seller under this Agreement, nor shall same give rise to any rights or remedies on the part of Purchaser (except that Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Section 7.5). Notwithstanding anything to the contrary set forth above, in the event Seller delivers an executed Land Lessor's Consent that is in substantially the form of Exhibits 01, 02 and 03, but does not include any provision with respect to the purported encroachment of the Improvements into a certain twenty foot wide drainage easement or any other provision not required to be given by Land Lessor under the Ground Lease, then for purposes of this Agreement the Land Lessor's Consent shall be deemed delivered.

            7.9 Promptly after the full execution of this Agreement, Seller shall request from Space Tenants the Space Tenant Estoppel Certificates. Seller shall use good faith in attempting to obtain same from the required Space Tenants under this Agreement, but in no event shall Seller be obligated to incur any expense, liability or obligation, or to commence or continue any suit or other action, in order to obtain same, nor shall Seller be required to accept any Space Tenant Estoppel Certificates which shall be conditioned on the payment by Seller of any consideration therefor. The failure, omission or inability of Seller, despite Seller's best efforts, to obtain issuance of the Space Tenant Estoppel Certificates and to deliver same to Purchaser shall not be a default by Seller under this Agreement, nor shall same give rise to any rights or remedies on the part of Purchaser (except that Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Section 7.5).

      8. Documents at Closing/Merger.

            8.1 Subject to compliance by Purchaser with all Purchaser's obligations to be kept, observed or performed by Purchaser under this Agreement, Seller shall execute and/or deliver to Purchaser at Closing, the following instruments (and other items), all of which, unless the form thereof shall be attached as an Exhibit or Schedule to this Agreement, shall be in form and substance as may be reasonably acceptable to the parties:

                  (a) The Assignment of Ground Lease (including assignment and assumption of the First Ground Lease, the Second Ground Lease and the Sublease).

                  (b) An affidavit of Seller setting forth the tax identification number of Seller and certifying that, (i) it is not a foreign person as that term is used and defined in Section

1455 and 7701 of the U.S. Internal Revenue Code of 1986, as amended; (ii) it is a United States tax resident; (iii) it intends to file a United States Tax return with respect to the transactions contemplated by this Agreement, and (iv) it understands that such certification is being made under penalty of perjury.

                  (c) A settlement statement (the "Settlement Statement") documenting the Closing and reflecting the Purchase Price, charges, credits, adjustments and prorations.

                  (d) Certified copies or originals of certificates of good standing, incumbency certificates, and corporate or partnership consents and resolutions and other required or appropriate organic documents and consents and approvals to the within transaction and articles of incorporation and bylaws.

                  (e) A certificate of Seller stating (to the extent so) that all representations and warranties of Seller contained in Section 15 of this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date or if different, in what respect. To the extent, if any, that such representations or warranties shall be made to the "knowledge" or "best knowledge" of Seller in this Agreement, then such certificate shall also be made to the "knowledge" or "best knowledge" of Seller.

                  (f) An affidavit as to title to the Property in the form of Exhibit D annexed hereto and made a part hereof.

                  (g) An unitemized bill of sale conveying all Tangible Personal Property to be conveyed pursuant to this Agreement, without representation, warranty or recourse, in the form attached hereto as Exhibit E.

                  (h) Originals, to the extent available to Seller using its best efforts, of all Space Leases (including, without limitation, all guarantees thereof, if any), or true and correct copies of originals if originals are not available, and an assignment and assumption of Space Leases (the "Space Lease Assignment") in the form of Exhibit F attached hereto and made a part hereof.

                  (i) Originals, to the extent available, of all Elected Service Contracts, or true and correct copies of originals if originals are not available, and an assignment and assumption of Elected Service Contracts (the "Service Contract Assignment") in the form of Exhibit G attached hereto and made a part hereof.

                  (j) Notices to the Space Tenants ("Space Tenant Notices") executed by Seller, in the form of Exhibit H attached hereto and made a part hereof, indicating the sale of the Property to Purchaser and Purchaser's liability for all Space Tenant security deposits to the extent delivered to Purchaser, and directing rent to be paid to Purchaser or its designee.

                  (k)   Originals of the Space Tenant Estoppel Certificates.

                  (l) An updated Rent Roll, certified by an officer of Seller to be true and correct in all respects.

                  (m) An original of the Land Lessor's Consent.

                  (n)   An original of the Ground Lease Estoppel Certificate..

                  (o) An original, if available, of the Ground Lease, or a true and correct copy of the Ground Lease, if the original is not available, certified by Seller to be so.

                  (p)   The Deed.

                  (q) To the extent in the possession of Seller, originals or copies of all maintenance records, operating manuals, as-built and other and plans pertaining to the Property, tax bills, historical operating statements and property records, and the books and records of Seller in respect of the Leasehold Estate and the Property insofar as the same may be reasonably required by Purchaser in its operation of the Leasehold Estate and the Property following the Closing Date, including, without being limited to, Seller's books and records in respect of payments or performance under the Land Lease, Space Leases and the Service Contracts, any proceedings for the reduction of real estate taxes and assessments, and any outstanding claims by or against utility companies servicing the Property; all of the foregoing to be deemed delivered to Purchaser without representation or warranty by Seller, and without recourse to Seller, except as may otherwise be expressly provided in this Agreement.

                  (r) All keys to the Property appropriately tagged for identification.

                  (s) An assignment by Seller to Purchaser, without representation or warranty by Seller, and without recourse to Seller, and only to the extent freely assignable, of the Other Seller Interests, and assumption by thereof by Purchaser (the "Assignment of Other Seller Interests").

                  (t) Written confirmation by Seller to Purchaser that Land Lessor has not exercised its Right of First Refusal pursuant to Section 18.01(b) of the First Ground Lease and Section 18.01(b) of the Second Ground Lease.

                  (u) A Letter of Non-Applicability pursuant to ISRA from the Element (as defined in Section 15.B(e)(ii)) below.

                  (v) All such transfer and other tax declarations and returns, duly executed and sworn to by Seller as may be required by law in connection with the conveyance of the Property to Purchaser.

                  (w) Such additional documents as Seller and Purchaser shall mutually agree are necessary to carry out the provisions of this Agreement, provided that such additional documents do not expand Seller's liability beyond the liability of Seller described in or under this Agreement, and do not diminish any rights or remedies of Seller.

            8.2 In addition to payment of the Purchase Price as provided in
Section 5 hereof, Purchaser shall execute and deliver to Seller at Closing, subject to compliance by Seller with all Seller's obligations to be kept, observed and performed by Seller under this Agreement:

                  (a)   The Assignment of Ground Lease.

                  (b)   The Settlement Statement.

                  (c) A certificate of Purchaser stating that all representations and warranties of Purchaser contained in Section 16 of this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date or if different, in what respect.

                  (d) Certified copies or originals of certificates of good standing, incumbency certificates, partnership consents and resolutions,, partnership agreements, and resolutions, and other required or appropriate organic documents and consents and approvals to the within transaction.

                  (e)   The Space Lease Assignment.

                  (f)   The Service Contract Assignment.

                  (g)   The Space Tenant Notices.

                  (h)   The Assignment of Other Seller Interests.

                  (i) Such additional documents, as Seller and Purchaser shall mutually agree are necessary to carry out the provisions of this Agreement, provided that such additional documents do not expand Purchaser's liability beyond the liability of Purchaser described in or under this Agreement, and do not diminish Purchaser's rights and remedies.

            8.3 The parties shall make reasonable efforts so that and all documents which are not attached hereto as Exhibits may be prepared and submitted at least five (5) days prior to Closing for review and approval.

            8.4 Except as otherwise expressly provided in this Agreement, (i) all warranties, representations, covenants and agreements of Seller set forth in this Agreement or made pursuant to this Agreement shall merge in the Assignment of Ground Lease and the Deed delivered by Seller at Closing, and none shall survive Closing, and (ii) the acceptance by Purchase of the Assignment of Ground Lease and the Deed shall be deemed full performance by Seller of all of Seller's covenants, agreements, representations and warranties under this Agreement.

      9.    Obligations Pending Closing

            9.1 (a) Between the date hereof and the date of Closing, Seller shall be obligated to maintain the Property, and improvements thereon, in their present condition (reasonable wear and tear excluded), and cure all violations of which Seller has been notified of Legal Requirements affecting the Property, or any improvements thereon, whether or not such violations are now noted in the records of, or have been issued by any governmental authorities, until the Closing Date, provided, however, anything in this Agreement to the contrary notwithstanding, including, without limitation, the representations and warranties of Seller concerning violations of law or any other matter, in no event shall Seller have any obligation to incur any expenses, costs, liabilities or obligations to alter, repair, change or improve the Property or any part thereof, (a) in excess of One Hundred Forty Thousand Dollars ($140,000.00), in the aggregate. In the event Seller undertakes any repair, improvement, compliance with law or other matters which are the obligation of a Space Tenant under a Space Lease, after the date hereof, Seller, may after Closing, bring suit against such space Tenant to recover Seller's expense and cost incurred in connection therewith. Purchaser shall cooperate with Seller, as may reasonably be requested by Seller, but in no event shall Purchaser be required to participate in any litigation as a party or suffer any costs or expenses. Seller shall maintain in force until Closing the current insurance covering the Property (or comparable coverage).

                  (b) Notwithstanding anything to the contrary, the provisions of subparagraph (a), if during the period commencing after the End of the Feasibility Period but prior to the Closing Date, any Repair (hereinafter defined) shall be required, Seller, at its option, may cause the repair to be made at its expense prior to Closing (and Seller shall be entitled to adjourn the Closing Date for up to sixty (60) days in order to perform the Repair); provided, however, if Seller shall elect not to make the Repair prior to Closing, Purchaser, as its sole remedies, may either (i) terminate this Agreement, receive the return of its Deposit (and all interest accrued thereon), and thereafter this Agreement shall be null and void and neither party shall have any obligations hereunder, except for such obligations specified herein to survive the termination of this Agreement, or (ii) purchase the Property and receive from Seller a One Hundred Forty Thousand Dollar ($140,000.00) credit against the Purchase Price, and assume the obligation for making all repairs at its sole expense (and Seller shall have no liability or responsibility for such Repairs). "Repairs" shall mean all repairs to the Property in excess in the aggregate of $140,000.00 cost for all repairs that would be required (1) to cause the Property to be in its condition existing as of the End of the Feasibility Period, and (2) to correct any violation of Legal

Requirements set forth in a written notice from a public authority and received by Seller after the End of the Feasibility Period, (i) reasonable wear and tear and (ii) any damage caused by Purchaser or any of Purchaser's agents, employees or contractors excluded. Purchaser shall have no rights under this paragraph relating to any condition existing as of the End of the Feasibility Period, except as set forth in clause (ii) of the second preceding sentence. Furthermore, the provisions of this Section 9.1(b) shall not apply to any damage or destruction by fire or other casualty.

            9.2 Subject to the provisions of this Section 9, Seller hereby covenants and agrees with Purchaser that:

                  (a) After the date of this Agreement, Seller shall duly comply with all terms, conditions and covenants, and duly perform all of its obligations and duties, under the Ground Lease and shall not amend, modify, supplement, extend, terminate or alter the Ground Lease, nor intentionally waive any of the rights of the tenant under the Ground Lease.

                  (b) After the date of this Agreement, Seller shall not enter into any material service contracts or personal property leases which would continue for a period subsequent to the Closing Date, or which would not be terminable on the Closing Date without penalty or premium, without the prior written approval of Purchaser, which consent shall not be unreasonably withheld or delayed and shall cancel any Service Contract that is not an Elected Service Contract. Seller hereby agrees to indemnify Purchaser from and against any claims made under any such non-Elected Service Contract.

                  (c) After the date of this Agreement Seller shall not have the right to (A) enter into new Space Leases at the Property, (B) extend, amend, modify and/or supplement Space Leases at the Property, and/or (C) to terminate Space Leases at the Property unless Seller shall have first obtained the written consent of Purchaser in Purchaser's reasonable discretion, which consent Purchaser agrees not to unreasonably withhold or delay and which consent shall be deemed given if Purchaser fails to respond to Seller's request for consent within five (5) Business Days after Purchaser receives Seller's request for consent; and any new Space Leases; any amendments, modifications or supplements to Space Leases, which Seller shall enter into pursuant to the provisions hereof, shall be included in the term "Space Leases." Except as herein provided, Seller shall not extend, amend, modify and/or supplement Space Leases at the Property, and/or to terminate Space Leases at the Property, except that Seller shall have the right to enter into renewals, extensions or other documents evidencing or reflecting the exercise by Space Tenants of any rights or options, the terms of which are fixed or determinable as of the date hereof, under Space Leases identified in this Agreement.

                  (d) After the date of this Agreement, Seller shall neither transfer nor remove any material personal property or fixtures owned by Seller from the Property, except for any of such personal property as is replaced by Seller by an article of equal suitability and value, free and clear of any lien or security interest. Seller shall not make any material alterations to any portion of the Property or any material alterations to the electrical, plumbing, mechanical or other systems servicing the Building, except that Seller, at its option, may make any such alterations (provided such is free and clear of any liens and encumbrances and undertaken in conformity with all Legal Requirements), (i) to the extent, if any, that a Space Tenant may have under its Space Lease an existing right to make or have made any such alteration, or (ii) if required by law or by any of its insurers providing coverage in connection with the Property, or (iii) if required to prevent possible damage to property or injury to person.

                  (e) After the date of this Agreement, Seller will not initiate or seek or agree to any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirements. Seller will not impose any restrictive covenants or encumbrances on the Property or execute or file any subdivision plat affecting the Property without the prior written consent of Purchaser, which consent Purchaser agrees not to unreasonably withhold or delay, unless same shall be released, terminated or discharged prior to the Closing.

                  (f) Seller hereby agrees that from the date hereof until the Closing, it will maintain in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Seller on the date of this Agreement.

                  (g) Seller will perform all material obligations of Seller which under the Service Contracts are to be performed prior to the Closing Date and will not renew, change or modify any Elected Service Contract in any manner (if such modification or change shall apply to any period subsequent to the Closing) without the prior written consent of Purchaser, which consent Purchaser agrees not to unreasonably withhold or delay (and which consent shall be deemed given if Purchaser fails to respond to Seller's request for consent within three
(3) Business Days after Purchaser receives Seller's request for consent).

                  (h) Seller will perform all material obligations of Seller as landlord under the Space Leases which under the Space Leases are to be performed prior to the Closing Date.

                  (i) Seller shall not:

                        (1) Enter into any agreement requiring the landlord to do work for any Space Tenant after the Closing Date without first obtaining the prior written consent of Purchaser, which such consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall inform Seller of its consent or objection to any request for consent with respect to such work within five
(5) days after its receipt of such request or be deemed to have consented thereto;

                        (2) Accept the surrender of any Space Lease, or grant any concession, rebate, allowance or free rent, except as to any new Space Lease;

                        (3) Apply any Security Deposits with respect to any Space Tenant in occupancy on the Closing Date; and

                        (4) Cause or permit the Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

                  (j) Upon request of Purchaser at any time after the date hereof, Seller shall assist Purchaser, without any cost to Seller, in its preparation of audited financial statements, statements of income and expense, and such other documentation as Purchaser may reasonably request, covering the period of Seller's ownership of the Property.

                  (k) Seller shall permit Purchaser and its authorized representatives to inspect the books and records of the operations of the Property operations at all reasonable times. All books and records not conveyed to Purchaser hereunder shall be maintained for the three year period following Closing for Purchaser's inspection at Seller's address as set forth above. Such items are normally maintained in New York City or Washington, D.C. ("Seller's Offices").

                  (l) Seller shall operate and maintain the Property in the ordinary course of business and use reasonable efforts to reasonably preserve for Purchaser the relationships of Seller and Seller's tenants, suppliers, manager, employees having ongoing relationships with the Property. Seller will not otherwise manage the Property differently due to this proposed sale of the Property.

                  (m) Seller shall promptly notify Purchaser of, and promptly deliver to Purchaser, a certified true and complete copy of any notice Seller may receive, on or before the Closing date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Hazardous Materials.

                  (n) Seller shall, within three (3) days after the signing and delivery of this Agreement, and subsequently, promptly upon receipt by Seller or its representatives, deliver to Purchaser a certified true and complete copy of all Environmental Documents.

      10.   Inspection; Restoration; Indemnity.

            10.1 (a) For a period from the date hereof until the Closing Date, Purchaser, at Purchaser's expense, shall (subject to the provisions of this Agreement) have the right to inspect the Property, personally or through agents, employees or contractors, and in pursuance thereof Purchaser may go upon the Property at reasonable times with reasonable prior notice to Seller to make boundary line or topographical surveys and to conduct such inspections, tests, investigations, and analyses of the Property as Purchaser deems desirable, provided Purchaser shall give Seller notice before going on the Property, and provided that Purchaser shall not materially or unreasonably interfere with the use, operation, or occupancy of the Property, or any part thereof, or unreasonably disturb or interfere with any of the Space Tenants. Seller (at no cost to Seller) shall provide reasonable cooperation to Purchaser to facilitate Purchaser's inspections of the Property. Seller, at Seller's option, shall be permitted to accompany Purchaser and its agents and observe all or any inspections, tests, and investigations performed by or for Purchaser at or upon the Property. It this Agreement is terminated for any reason other than a default by Seller, Purchaser shall make available to Seller for copying (at Seller's expense), at Purchaser's offices in Cranford, New Jersey during normal business hours, all surveys and investigative reports, all applications, inquiries, written communications, and submissions made by Purchaser to any public authority with respect to conditions of the Property and all responses thereto, to the extent Purchaser has the authority to disclose such information to Seller. Seller shall make available for Purchaser's inspection and copying (at Purchaser's expense) at the Property or at Seller's Offices all books, records, documents and lease files concerning the Property (other than matters relating to privileged or confidential matters relative to the Seller's other sale negotiations and internal, confidential or proprietary matters which would not be relevant and material to a purchaser). Purchaser shall pay all costs incurred in making such surveys, tests, analyses, and investigations, and in making such applications and submissions to public authorities (except for the cost of the Survey); and Purchaser shall indemnify, defend, and hold Seller harmless from any claims, demands, losses, costs, and expenses (including reasonable attorney's fees and court cost) incurred by Seller in connection with any negligent acts or omissions of Purchaser its agents, employees, contractors, and invitees with respect to any inspections and tests performed on the Property by or on behalf of Purchaser, except for those caused in whole or in part by Seller or its agents, or employees. Prior to coming or entering upon the Property Purchaser shall provide to Seller evidence of liability insurance coverage in form, with carriers and in amounts reasonably acceptable to Seller. Further, Purchaser shall restore the portions of the Property affected by Purchaser's surveys, analysis, and other investigations to substantially the same condition as existed prior to such disturbance. Notwithstanding any contrary provision contained in this Agreement, Purchaser shall have no obligation to defend, indemnify or hold Seller harmless with respect to any existing environmental matters which are discovered by Purchaser during its performance of any inspections or tests unless, and only to the extent, such matters are exacerbated by the actions of Purchaser, its employees, agents, contractors or invitees. Seller shall notify Purchaser of any dangerous conditions on the Property of which Seller has knowledge.

            10.2 Purchaser shall not, prior to the Closing, disclose, directly or indirectly, any information of a proprietary nature obtained in connection with this Agreement and the transaction contemplated hereby (including, without limitation, any tests, inspections, analysis or investigations conducted by Purchaser), and in addition to and not in limitation of the foregoing, Purchaser will keep confidential until the Closing any information or data received or discovered in its analyses, tests and inspections regarding the Property or at any other time prior to the Closing. Notwithstanding the foregoing, Purchaser may disclose such information or data:

                  (a) to its lenders, attorneys, consultants, directors, shareholders or Affiliates, to extent reasonably necessary in connection with Purchaser's evaluation and effectuation of the transaction contemplated in this Agreement, provided that all such lenders, attorneys, consultants and Affiliates shall be required to hold and keep such information and data confidential, and Purchaser shall be responsible for such attorneys, consultants, directors, shareholders and Affiliates holding and keeping such information and data confidential; and

                  (b) if (and then only to the extent that) any such disclosure is required by law or court order (and promptly upon receiving such an order, or any notice that disclosure is required by law, Purchaser shall provide a copy thereof to Seller), then prior to making any such required disclosure, Purchaser shall provide to Seller not less than five (5) days written notice (or, if shorter, such advance notice as may be possible concerning a court-ordered disclosure on less than five (5) days prior notice to Purchaser), and in any such events Seller, at its sole discretion, shall have the right to challenge and contest (by legal action or otherwise) such required disclosure, and Purchaser, at no expense to it, fully and freely shall cooperate with Seller in making such contest and attempting to keep such information and data confidential. Failure of omission by Seller to contest or challenge shall not be a waiver by Seller of the provisions of this Paragraph.

            10.3 Pursuant to a certain Letter of Intent, dated February 13, 1998, between Seller and Purchaser, Seller has made, or will make, available to Purchaser, certain information, items and materials respecting the Property, as set forth on Exhibit A to such Letter of Intent. Except as otherwise expressly provided in this Agreement, all such information, materials and items furnished by Seller to Purchaser conclusively shall be deemed furnished without representation or warranty by Seller, and without recourse to Seller.

            10.4 The provisions of this Section 10 shall survive Closing or termination of this Agreement for any reason; except that Purchaser's rights to enter upon the Property and/or to perform interviews, tests, reviews, inspections and/or other studies shall terminate immediately upon termination or cancellation of this Agreement.

            10.5 Purchaser has elected to assume only the service contract for the elevator service with Security Elevator Co.

      11.   Ground Lease Assumption/Indemnities.

            11.1 At the Closing, Purchaser shall accept the Leasehold Estate from Seller and shall assume all obligations of Seller as the tenant under the Ground Lease accruing on or after the Closing Date.

            11.2 Subject to the provisions of Section 15. C hereof, Seller shall, and hereby does, jointly and severally, indemnify, defend and hold harmless Purchaser from and against:

                  (a) Any and all claims or demands made by third parties and arising out of any and all acts or omissions of Seller relating to the Property, or any other rights, properties or interests sold by Seller hereunder and any and all liabilities and obligations of Seller to third parties including, without limitation, any and all liabilities or obligations of the Seller in respect of which claims are asserted against Purchaser or the Property (or any part thereof) by third parties by reason of Seller's (or Seller's agents', employees' or contractors') acts or omissions with respect to the Property (or any part thereof), or any other rights, properties or interests sold by Seller hereunder, the Ground Lease, the Space Leases, the Elected Service Contracts, or other agreements relating to the Property, by reason of events which occurred or causes of action which accrued prior to the Closing Date, specifically excluding all claims and causes of action caused by Purchaser, its agents, employees or contractors;

                  (b) Any misrepresentation, breach of warranty, or nonfulfillment of any express representation or warranty on the part of Seller under this Agreement (except those waived or deemed waived by Purchaser), or in any certificate other instrument furnished or to be furnished by or for Seller to Purchaser under this Agreement (expressly excluding all materials, information and items furnished or to be furnished without representation or warranty by Seller, or without recourse to Seller); and

                  (d) All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

            Seller's obligations under this Section 11.2 shall be subject to and conditioned upon the performance and satisfaction of all of the following provisions and conditions:

                  (a) Within fifteen (15) days (and within ten (10) days in the event of service of judicial process or other court pleadings or documents) after Purchaser has received written notice of a claim for which Seller may be responsible under this Section 11.2, Purchaser shall deliver a complete copy of such notice to Seller, but the failure to notify Seller of a particular claim within that period of time shall not defeat or terminate the rights of the Purchaser under this Section 11.2 with respect to that claim, unless (and then only to the extent that) such failure or delay of notice prejudiced or adversely affected Seller in some material respect.

                  (b) If, by the first to occur of (1) the thirtieth day after Seller has received written notice of a claim for indemnification and defense under this Section 11.2, and (2) the date prior to the date on which will occur the entry of a judgment against Purchaser with respect to that claim, Seller notifies Purchaser that Seller will defend such claims, then Seller shall defend such claim at Seller's sole expense and Seller and Purchaser shall jointly select and retain counsel to defend such claim. Seller and Purchaser shall jointly make all decisions relating to the defense, contest, conduct and settlement of such claim. In connection with the defense, contest, conduct and/or settlement of any such claim Seller in a timely manner shall keep Purchaser informed concerning the status of all such matters (which shall include, without limitation, providing to

Purchaser copies of all claims, pleadings and other material documents and instruments, and notification of the content of all material conversations, discussions, meetings and hearings (which Purchaser, at its option, may attend and participate in). In connection with any such defense, contest, conduct and/or settlement, provided that Seller shall keep Purchaser informed sufficiently in advance so that Purchaser may discuss with Seller any proposed action or decision of the Seller, then (i) provided that Seller shall exercise its discretion in a reasonable manner and in a manner which shall not unduly prejudice the interests or rights of Purchaser or the Property, Seller shall have the right, in its reasonable discretion, to make all decisions and determinations which shall be of a routine, non-strategic, and minor nature, and
(ii) provided that Seller shall exercise its discretion in a reasonable manner and in a manner which shall not unduly prejudice the interests or rights of Purchaser or the Property, Seller shall have the right, subject to the prior written consent of Purchaser (which Purchaser agrees not to unreasonably withhold or delay), to make all other decisions and determinations. If within such time Seller fails to notify Purchaser that it will defend such claim, then Purchaser may, upon notice to Seller, retain a single joint counsel reasonably satisfactory to Seller to defend, contest and settle such claim, the reasonable fees, costs and expenses of which will be paid by Seller, and, in addition, even if Seller does timely notify the Purchaser and engage counsel and defend such claim, Purchaser may, at its sole cost and expense, also retain separate legal counsel to advise Purchaser with respect to any such claim. Seller shall, at reasonable intervals, advise the Purchaser of the status of such claim and Seller's actions pertaining thereto.

                  (c) Upon Seller's written request, Purchaser shall cooperate with Seller in the contest of such claim, provided that Seller shall reimburse Purchaser for any out-of-pocket costs and expenses (not including fees or expenses of the Purchaser's separate legal counsel or any other outside consultants or advisers) reasonably incurred by Purchaser in connection therewith.

            11.3 Purchaser shall, and hereby does, indemnify, defend and hold harmless Seller from and against:

                  (a) Any and all claims or demands made by third parties and arising out of any and all acts or omissions of Purchaser relating to the Property, or any other rights, properties or interests sold by Seller hereunder and any and all liabilities and obligations of Purchaser to third parties including, without limitation, any and all liabilities or obligations of the Purchaser in respect of which claims are asserted against Seller by third parties by reason of Purchaser's (or Purchaser's agents', employees' or contractors') acts or omissions with respect to the Property (or any part thereof), or any other rights, properties or interests sold by Seller hereunder, the Ground Lease, the Space Leases, the Elected Service Contracts, or other agreements relating to the Property, by reason of events which occurred or causes of action which accrue or accrued on or after the Closing Date, specifically excluding all claims and causes of action caused by Seller, its agents, employees or contractors;

                  (b) Any misrepresentation, breach of warranty, or nonfulfillment of any express representation or warranty on the part of Purchaser under this Agreement (except those waived or deemed waived by Seller), or in any certificate other instrument furnished or to be furnished to Seller by or for Purchaser under this Agreement.

                  (c) All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

            Purchaser's obligations under this Section 11.3 shall be subject to and conditioned upon the performance and satisfaction of all of the following provisions and conditions:

                  (a) Within fifteen (15) days (and within ten (10) days in the event of service of judicial process or other court pleadings or documents) after Seller has received written notice of a claim for which Purchaser may be responsible under this Section 11.3, Seller shall deliver a complete copy of such notice to Purchaser, but the failure to notify Purchaser of a particular claim within that period of time shall not defeat or terminate the rights of the Seller under this Section 11.3 with respect to that claim, unless (and then only to the extent that) such failure or delay of notice prejudiced or adversely affected Purchaser in some material respect.

                  (b) If, by the first to occur of (1) the thirtieth day after Purchaser has received written notice of a claim for indemnification and defense under this Section 11.3, and (2) the date prior to the date on which will occur the entry of a judgment against Seller with respect to that claim, Purchaser notifies the Seller that Purchaser will defend such claims, then Purchaser shall defend such claim at Purchaser's sole cost and expense, and Seller and Purchaser shall jointly select and retain counsel to defend such claim. Seller and Purchaser shall jointly make all decisions relating to the defense, contest, conduct and settlement of such claim. In connection with the defense, contest, conduct and/or settlement of any such claim Purchaser in a timely manner shall keep Seller informed concerning the status of all such matters (which shall include, without limitation, providing to Seller copies of all claims, pleadings and other material documents and instruments, and notification of the content of all material conversations, discussions, meetings and hearings (which Seller, at its option, may attend and participate in). In connection with any such defense, contest, conduct and/or settlement, provided that Purchaser in a timely manner shall keep Seller fully informed sufficiently in advance so that Seller may discuss with Purchaser any proposed action or decision of the Purchaser, then
(i) provided that Purchaser shall exercise its discretion in a reasonable manner and in a manner which shall not unduly prejudice the interests or rights of Seller or the Property, Purchaser shall have the right, in its reasonable discretion, to make all decisions and determinations which shall be of a routine, non-strategic, and minor nature, and (ii) provided that Purchaser shall exercise its discretion in a reasonable manner and in a manner which shall not unduly prejudice the interests or rights of Seller or the Property, Purchaser shall have the right, subject to the prior written consent of Seller (which Seller agrees not to unreasonably withhold or delay), to make all other decisions and determinations. If within such time Purchaser fails to notify Seller that it will defend such claim, then Seller may, upon notice to Purchaser, retain a single joint counsel reasonably satisfactory to Purchaser to defend, contest and settle such claim, the reasonable fees, costs and expenses of which will be paid by

Purchaser, and, in addition, even if Purchaser does timely notify the Seller and engage counsel and defend such claim, Seller may, at its sole cost and expense, also retain separate legal counsel to advise Seller with respect to any such claim. Purchaser shall, at reasonable intervals, advise the Seller of the status of such claim and Purchaser's actions pertaining thereto.

                  (c) Upon Purchaser's written request, Seller shall cooperate with Purchaser in the contest of such claim, provided that Purchaser shall reimburse the Seller for any out-of-pocket costs and expenses (not including fees or expenses of the Seller's separate legal counsel or any other outside consultants or advisers) reasonably incurred by the Seller in connection therewith.

            11.4 The provisions of this Section 11 shall survive the Closing for a period of two (2) years.

      12. Risk of Fire and Condemnation Prior to Closing.

            12.1 In the event (a) the entire Property or any substantial part thereof (as defined in Section 12.2) is substantially damaged or destroyed by fire or other casualty, except if such casualty shall arise from the act or negligence of Purchaser, any Affiliate of Purchaser, or any agent, employee, servant, or director of either, or shall otherwise arise from the use or occupancy of the Property or entry upon the Property by Purchaser or an Affiliate or representative of Purchaser (a "Purchaser's Casualty") or (b) condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be pending or shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Property and/or the Leasehold Estate, then Seller shall upon receipt of knowledge of such casualty or proceedings promptly notify Purchaser. Purchaser may, as its sole options, by giving written notice to Seller within fourteen (14) Business Days after receipt of notice from Seller of such casualty or condemnation proceedings, either (i) terminate this Agreement or (ii) proceed to close without an abatement of the Purchase Price and without any obligation or liability of Seller, and without any credit to Purchaser as a result thereof, except as hereinafter set forth in
Section 12.2 and Section 12.3. The failure of Purchaser to give notice to Seller electing an option within such fourteen (14) Business Day period conclusively shall be deemed an election by Purchaser to close title as described in the preceding clause (ii). In the event Purchaser elects to terminate this Agreement, Purchaser shall be entitled to the return of the Deposit and all accrued interest and thereafter neither Purchaser nor Seller shall have any liability to the other hereunder except for the obligations specifically set forth to survive termination of this Agreement.

            12.2 In the event Purchaser does not thus elect to terminate this Agreement notwithstanding any such substantial casualty damage (or in the event of any damage which is not "substantial" as herein provided or in the event the damage results from a Purchaser's Casualty), then all insurance proceeds, if any, as well as all unpaid claims and rights to insurance proceeds in connection with such casualty plus the amount of any deductible, will be assigned to Purchaser (without representation or warranty by or recourse to Seller, except that Seller has not settled, compromised, assigned or otherwise transferred such award or damages) at the Closing or, if paid to Seller prior thereto, shall be retained by Seller and together with the amount of the deductible credited dollar for dollar against the unpaid balance of the Purchase Price due at Closing. Seller shall give Purchaser evidence of such amount reasonably satisfactory to Purchaser. For purposes of this Section 11, a "substantial" damage shall mean such damage to the Property that shall require in excess of $500,000.00 to repair, as determined by Seller's insurance carrier(s).

            12.3 In the event Purchaser does not thus elect to terminate this Agreement, notwithstanding that such condemnation proceedings are pending or have commenced, then the condemnation award, or damages of any kind arising from such condemnation, shall at Closing be the property solely of Purchaser and Seller shall execute and deliver at Closing such instruments reasonably required to effect such assignment to Purchaser (without representation or warranty by or recourse to Seller, except that Seller has not settled, compromised, assigned or otherwise transferred such award or damages), and the parties shall otherwise proceed to Closing as if such proceedings were not pending or commenced. If Seller receives any condemnation award for any portion of the Property prior to the Closing Seller shall retain the same and the Purchase Price hereunder shall be reduced by the same amount. Seller shall give Purchaser evidence of such amount reasonably satisfactory to Purchaser. In the event Purchaser elects to contest the condemnation and/or the amount of the condemnation award (in which event Purchaser irrevocably shall be deemed to have elected to proceed to close), Purchaser shall so notify Seller by giving written notice to Seller within fourteen (14) Business Days after receipt from Seller of notice of the condemnation proceedings, and thereafter, Purchaser, at its expense, will join Seller to contest the condemnation and/or the condemnation award. Nothing herein shall require Seller to contest any condemnation and/or the amount of the award unless (a) Purchaser elects to proceed to close and (b) Purchaser bears all expenses of such contest.

            12.4 In consideration of the provisions of this Section 12, Seller agrees to continue to maintain its present insurance with risks generally known as extended coverage, at Seller's cost and expense until Closing.

            12.5 In the event that any casualty damage occurs that is not substantial and does not result from a Purchaser's Casualty, this Agreement shall remain in full force and effect. In the event Seller expends any money in repairing any such casualty damage prior to Closing, then Seller shall be entitled to a portion of insurance proceeds equal to Seller's actual expenditures incurred in connection with such repairs. Prior to Closing, Seller shall provide Purchaser evidence of such expenditures. All remaining insurance proceeds shall be assigned to Purchaser and all remaining sums received by Seller in connection therewith shall be paid over to Purchaser, and all rights to claims shall be assigned to Purchaser.

            12.6 Seller shall not settle or compromise any claims, or undertake any repairs following any casualty, except if necessary to secure and safeguard the Property, without obtaining Purchaser's prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed.

      13.   Notices and Other Communications.

            All notices, demands, requests, consents, approvals and other communications (collectively, "Notices") required or permitted to be given hereunder or which are to be given with respect to this Agreement shall be in writing and shall be given by (a) hand delivery, (b) Express Mail, Federal Express or any other similar form of airborne/overnight delivery service which provides for delivery receipt, or (c) certified or registered mail, return receipt requested, postage prepaid, addressed to the party to be so notified at the following address (or at such other address as may be specified by such party by appropriate Notice) (receipt to be evidenced by Federal Express or other overnight delivery service receipt, or certified or registered mail receipt as the case may be [no return receipt required for hand delivery]):

      If to Seller:           c/o Sibag Holding Corporation
                              1201 Market Street, Suite 1402
                              Wilmington, Delaware 19801

                    with simultaneous copies sent to:

                              Sibag Investments, Inc.
                              5335 Wisconsin Avenue, NW
                              Suite 490
                              Washington, D.C. 20015
                              Attn: Eileen M. Blaker, Vice President

                    and

                              St. John & Wayne, L.L.C.
                              Two Penn Plaza East
                              Newark, New Jersey 07105
                              Attn: Robert A. Wayne, Esq.

                    If to Purchaser:

                              Mack-Cali Realty Corporation
                              11 Commerce Drive
                              Cranford, New Jersey 07016
                              Attn:  Roger Thomas, Esquire,
                               Vice President and General Counsel

                    with a simultaneous copy sent to:

                              Stephan K. Pahides, Esquire

                              McCausland, Keen & Buckman
                              Radnor Court - Suite 160
                              259 Radnor-Chester Road
                              Radnor, PA  19087-5240

      If to Escrow Agent:     Commonwealth Land Title Ins. Co.
                              655 Third Avenue, 11th Floor
                              New York, New York  10017
                              Attention:  William Deatly

Notices shall be deemed given (a) on the date of hand delivery, (b) on the first regular business delivery day after the date of mailing by Federal Express or other overnight delivery service, and (c) three (3) days after mailing by certified or registered mail. Notices given by an attorney for a party hereto shall be deemed to be a Notice given by such party.

            14.   Default.

            14.1 Seller's Default. (a) Subject to Section 7.5 and Section 14.1(b) hereof, if Seller shall default (other than an insignificant or immaterial default) in the performance of its obligation hereunder (including without limitation, a default in Seller's obligations set forth in Sections 3.1, 3.2, 8.1 (a), (b), (c), (d), (e), (g), (h), (i), (j), (l), (p) and (s) and 9.2
or to make settlement on the Closing Date in accordance with the terms hereof) and Purchaser shall not have defaulted hereunder (other than an insignificant or immaterial default), Purchaser, following receipt by Seller of ten (10) Business Days prior written notice from Purchaser stating that Seller is in default hereunder, unless Seller shall have cured such default during such ten (10) Business-Day period, may, as its sole remedies, avail itself of (i) the right to terminate this Agreement and to bring suit for all of Purchaser's costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby, including without limitation, reasonable attorneys' fees (both in-house and outside counsel) and fees of engineers and consultants, up to One Hundred Fifty Thousand Dollars ($150,000) and to a prompt return of the Deposit and all interest earned thereon; or (ii) the remedy of specific performance (which shall be limited to the right to compel Seller to convey to Purchaser such title as Seller is able to convey without incurring any material expense to cure any Title and Survey Objections, (except for Seller's obligations pursuant to Section 3.1 and Section 3.2)), with an abatement of the Purchase Price in an amount equal to Purchaser's costs and expenses incurred in enforcing its remedy of specific performance, including without limitation, reasonable attorneys' fee, plus an amount equal to four percent (4%) of $21,190,000 per annum from the date initially scheduled for Closing hereunder to the date on which Closing subsequently occurs. Except as provided for above, Purchaser shall not be entitled to avail itself of any remedy at law or equity to recover monetary damages from Seller arising from a default by Seller. This
Section 14.1(a) sets forth remedies for failure to close and is not intended to apply to remedies Purchaser may have with respect to Seller's obligations (i) which survive Closing or termination of this Agreement, or (ii) which are set forth in or result from any instruments or documents executed and delivered by Seller at Closing.

                  (b) Anything in this Agreement to the contrary notwithstanding (including without limitation the foregoing provisions of Section 14.1(a)), the parties expressly agreed that (i) failure or omission by Seller to discharge, clear or remedy any Title and Survey Objection or Additional Title Matter, except as specifically set forth in Section 3.1 and 3.2, shall not be a default or breach by Seller under this Agreement, nor give rise to any rights or remedies of Purchaser, except for the right of Purchaser to terminate this Agreement and receive a return of the Deposit (and the interest thereon) pursuant to Sections 3.1, 3.2, and 3.6, and (ii) failure of omission by Seller, despite its best efforts, to deliver the Land Lessor Consent, the Ground Lease Estoppel Certificate, and/or any or all of the Space Tenant Estoppel Certificates shall not be a default or breach by Seller under this Agreement, nor give rise to any rights or remedies of Purchaser, except for the right of Purchaser to terminate this Agreement and receive a return of the Deposit (and the interest thereon) pursuant to Section 7.5.

            14.2 Purchaser's Default. Purchaser and Seller acknowledge that it would be extremely impracticable and difficult to ascertain the actual damages which would be suffered by Seller if Purchaser defaults under this Agreement. Accordingly, if Purchaser has defaulted (other than an insignificant or immaterial default) in the performance of its obligations hereunder (including without limitation, a default in Purchaser's obligation to deliver to Seller those documents and other items required under Section 8.2 hereof or to make settlement on the Closing Date) and Seller shall have not defaulted hereunder (other than an insignificant or immaterial default), then at the end of the ten
(10) Business Day period following the receipt by Purchaser of a written statement from Seller stating that Purchaser is in default hereunder, unless Purchaser shall have cured such default during such ten (10) Business Day period, as Seller's sole and exclusive remedy, the Deposit (together with all interest thereon) shall be by Escrow Agent paid over, transferred and assigned to Seller as full, complete, agreed and liquidated damages, and thereupon this Agreement shall terminate and neither party shall have any further obligations hereunder, except for those specifically set forth in this Agreement to survive termination. Seller's retention of the Deposit (and interest) is intended not as a penalty, but as full liquidated damages, and is Seller's sole and exclusive remedy in the event of default by Purchaser in its obligation to close title hereunder, and (respecting a default by Purchaser in its obligations to close title as provided in this Agreement) Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser (i) for specific performance of this Agreement or (ii) to recover actual damages for default by Purchaser in its obligation to close title as provided in this Agreement. This
Section 14.2 sets forth remedies for failure to close and it not intended to apply to remedies Seller may have with respect to Purchaser's obligations (i) which survive Closing or termination of this Agreement, or (ii) which are set forth in or result from any instruments or documents executed and delivered by Purchaser at Closing.

      15. Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement, Seller makes only the following representations and warranties to Purchaser, all of which are made as of the date of this Agreement:

            15.1 Seller is a duly organized and validly existing corporation under the laws of the State of Delaware and is duly authorized to transact business in the State of New Jersey. All requisite corporate action has been or will be taken by Seller in connection with Seller entering into this Agreement and the instruments and documents referenced herein, and the consummation by Seller of the transaction contemplated hereby, and Seller has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby; the representations and warranties set forth in this Section 15.1 shall survive the Closing for a period of three (3) years.

            15.2 Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby shall result in a breach of, or constitute a default under, any agreement, document, instrument, order, rule, writ or other obligation to which Seller is a party or by which Seller or the Property may be bound. Other than this Agreement or as provided in the Ground Lease, the Property is not subject to any option to purchase or contract of sale.

            15.3 Annexed hereto as Exhibit I is a rent roll (the "Rent Roll") containing a complete and correct (as of the date of this Agreement) list of all Space Leases and amendments and modifications thereof, in effect on the date of this Agreement in respect of the Property (the "Space Leases") and setting forth with respect to each of such Space Leases (as of the date of this Agreement):
(i) the name of the Space Tenant and the general identification and rentable square footage of the space purported to be covered thereby: (ii) the date thereof: (iii) the commencement date thereof: (iv) renewal and expansion options and whether any have been exercised by the Space Tenant: (v) the brokerage or leasing commissions or other compensations, if any, which are due with respect to or on account of any of the Space Leases: (vi) whether or not, to the knowledge of Seller, any Space Tenant is in material default under the terms of its Space Lease: (vii) whether or not any currently effective notice from any Space Tenant under a Space Lease has been received by Seller claiming that the landlord is in material default under a Space Lease (not including notices, if any, which have been withdrawn, mooted, discharged or resolved): (viii) whether any rent concessions, free rent or other allowances have been given the Space Tenant, and the amount thereof, and the amount thereof, if any, and the periods to which same apply; (ix) the current monthly Space Rent (including fixed or basic rent and PassThrough Charges), and the dates through which such rent is paid, (x) any existing defaults by any Space Tenant in payment of Space Rent (including Pass-Through Charges), including any arrearages in payment of Space Rent; (xi) any prepaid Space Rent or other charges, and the amounts thereof;
(xii) any outstanding tenant improvement or build-out allowances or obligations of Landlord, the amounts thereof, and the periods to which same apply; (xiii) utilities, the costs of which are included in the Space Rent; and (xiv) whether or not any Space Tenant has given currently effective notice to Seller of such Space Tenant's intention of instituting litigation with respect to its Space Lease.

            15.4 Except as disclosed in the Rent Roll or in the Space Leases, or as set forth on Schedule 15.4 with respect to Buchanan Ingersoll: no Space Lease has been modified or amended in any respect; the Space Lease is the sole agreement between the Space Tenant under the Space Lease and the Seller in respect of the Property; no brokerage or leasing commissions or other compensations are due with respect to or on account of any of the Space Leases or any extensions or renewals thereof; to the knowledge of Seller, the Space Leases are valid and enforceable in accordance with their terms; no Space Tenant is in material default under the terms of its Space Lease; and no notice from any Space Tenant under a Space Lease has been received by Seller claiming that the landlord is in material default under a Space Lease (not including notices, if any, which have been withdrawn, mooted, discharged or resolved); no Space Tenant has given any currently effective notice to Seller of such Space Tenant's intention of instituting litigation with respect to its Space Lease, except as may be set forth in the Rent Roll; and all alterations, construction and improvements required to be made by the Landlord under the existing Space Leases have been fully completed, and paid for.

            15.5 True and complete copies of all Space Leases (including, without limitation, all riders, modifications, guarantees, and work letters relating thereto) and commission agreements in effect or extant have been delivered by Seller to Purchaser.

            15.6 A true and complete copy of the Ground Lease has been delivered by Seller to Purchaser. The Ground Lease represents the complete agreement between Seller and the Land Lessor as to all rights and obligations of Seller and Land Lessor in and to the Property.

            15.7 The Ground Lease is a valid and subsisting lease and is in full force and effect in accordance with the terms thereof and has not been further modified, amended, supplemented, extended, renewed or terminated; all of the rent, additional rent and other amounts and charges due and payable by the tenant under the Ground Lease prior to the execution hereof have been paid directly to the Land Lessor; no defaults exist under the Ground Lease. Seller has not received any notice of default pursuant to the Ground Lease. There are no actions or proceedings pending or threatened by Seller against Land Lessor; and there are no actions or proceedings pending or (to the knowledge of Seller) threatened against Seller or against the Leasehold Estate by Land Lessor.

            15.8 Except for the Sublease Seller has not assigned or transferred the Leasehold Estate, and Seller has not subleased any of the Leasehold Estate except for the Sublease and the Space Leases.

            15.9 The rent and additional rent payable pursuant to the Ground Lease has been paid through March 31, 1998, and Seller has not prepaid any rent or additional rent.

            15.10. There is no security deposit under the Ground Lease.

            15.11 True and complete copies of all Permits extant or effective as of the date of this Agreement (not including any Permits issued to or obtained by Space Tenants, or relating to the particular business of any Tenant, or for the obtainment or issuance of which Space Tenants otherwise are responsible ) have been delivered by Seller to Purchaser.

            15.12 True and complete copies of all Service Contracts in effect or extant as of the date of this Agreement have been delivered by Seller to Purchaser. To Seller's knowledge neither Seller nor any vendor under a Service Contract is in material default thereunder.

            15.13 Seller has not received any written notice from a governmental body or governmental agency that the Property is in material default with respect to building codes or fire department regulations which has not been withdrawn, mooted, discharged or resolved.

            15.14 Except as set forth on the Rent Roll or on Exhibit K attached hereto and made a part hereof, Seller is not involved in any litigation or other proceedings involving or respecting the Property, and to the best of Seller's knowledge no actions, suits, litigation or proceedings are threatened against the Property.

            15.15 Other than this Agreement or as provided in the Ground Lease, the Property is not subject to any option to purchase or contract of sale.

            15.16 There are no union or collective bargaining contracts or employment agreements binding upon Seller with respect to the Property except as set forth on Exhibit Q attached hereto and made a part hereof.

            15.17. Except as provided in Exhibit M, attached hereto and made a part hereof, Seller has not retained any person to file notices of protest against, or to commence actions to review, real property tax assessments against the Property; and to Seller's knowledge, no such action has been taken by or on behalf of any of the Space Tenants.

            15.18 The financial statements of the operation of the Property covering the fiscal year from October 1, 1996 to September 30, 1997, including the statements of income, expenses, and escalatable operating costs, attached hereto and made a part hereof as Exhibit N are complete, true and accurate in all material respects as of the respective dates thereof, are in accordance with the books and records of the Property and fairly present the financial position, cash flow, equity and results of operations of the Property with respect to such period. To Seller's knowledge, there have not been any material adverse changes in the income or expenses or other items set forth on the financial statements between the date thereof and the date of this Agreement.

            15.19 Seller has provided Purchaser with or given Purchaser the opportunity to inspect in Seller's Offices with all reports, including, without limitation, the Environmental Documents (as defined in Section 15.B(e)(iii)) in Seller's possession, which to the knowledge of Seller are all of the reports and Environmental Documents related to the physical condition of the Property.

            15.20 Except as set forth in Schedule 15.20, attached hereto Seller has no knowledge of any notices, suits, investigations or judgments relating to any violations of Legal Requirements, including without limitation, Environmental Laws (as defined in Section

15.B(e)(iv)) affecting the Property and, to Seller's knowledge, it has not received notice of any violations from any agency, board, bureau, commission, department, office or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property or the management, operation, use or improvement thereof (collectively, the "Governmental Authorities") or that any Governmental Authorities contemplate the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees, directives or writ of any Governmental Authorities against or involving Seller or the Property.

            15.21 [Intentionally Deleted]

            15.22 Seller has not received any notice of, and has no knowledge of, outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Property, which require or recommend any repairs or work to be done on the Property, except as set forth in Schedule 15.22, attached hereto.

            15.23 Seller has not received any notice of, and has no knowledge of
(i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property, (iii) any proposed or pending special assessments affecting the Property or any portion thereof,
(iv) any penalties or interest due with respect to real estate taxes assessed against the Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property, except as set forth in Section 15.23, attached hereto. Seller agrees to furnish Purchaser with a copy of any such notice received within two (2) days after receipt.

            15.24 Annexed hereto as Schedule 15.24 is a schedule of all leasing commission obligations affecting the Property. The respective obligations of Seller and Purchaser with respect to said commissions are set forth in Section 6.9.

            15.26 Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

            15.27 The Improvements and Other Seller Interests are now owned and will on the Closing Date be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind.

            15.28 Seller has paid all Taxes (as defined in this Section 15.28) due and payable prior to the Closing and filed all returns and reports required to be filed prior to the Closing with respect to the ownership and operation of the Property (by it or any predecessor entity) for which Purchaser could be held liable or a claim made against the acquired property. Except as set forth in
Schedule 15.28, there are no audits or other proceedings by any Governmental Authorities pending or, to the knowledge of Seller, threatened with respect to the Taxes resulting from the ownership and operation of the Property (by it or any predecessor entities) for which Purchaser could be held liable or a claim made against the acquired property. No assessment of Taxes is proposed against Seller (including any predecessor entities), the Property. Seller is not party to, and has no liability under (including liability with respect to a predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. "Taxes" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

            15.B In addition to the provisions of Section 15.A, Seller hereby warrants and represents the following with respect to environmental matters:

      (a) Except as disclosed on Schedule 15.B or in the Environmental Documents delivered to Purchaser by Seller:

            (i) to the knowledge of the Seller, there are no Hazardous Materials on, under, at, emanating from or affecting the Property, other than reasonably small quantities of household cleaning and office supplies and the typical waste products resulting from the use thereof, used and disposed of in accordance with Environmental Laws; and except those in compliance with all applicable Environmental Laws;

            (ii) to the knowledge of the Seller, no portion of the Property has ever been used by Seller or, to the knowledge of the Seller, any former owner or current or former occupant to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer or process Hazardous Materials;

            (iii) to the knowledge of the Seller, no ss.104(e) informational request has been received by Seller or any current or former owner or occupant of the Property issued pursuant to CERCLA (as defined in Section 15.B(e)) with respect to the Property or any property in the vicinity of the Property;

            (iv) to the knowledge of the Seller, there are no aboveground storage tanks or

Underground Storage Tanks at the Property and to the knowledge of Seller there were no above ground storage tanks or Underground Storage Tanks at the Property;

            (v) to the knowledge of the Seller, the Property has not been used as a sanitary landfill facility as defined in the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.;

            (vi) To Seller's knowledge, Seller has all environmental certificates, licenses and permits ("Permit") required to operate the Property and except as set forth in Schedule 15.B(a)(vi), Seller has no notice of any violation of any statute, ordinance, rule, regulation, order, code, directive or requirement, including, without limitation, Environmental Laws, with respect to any Permit, nor any pending application for any Permit; and

            (vii) To Seller's knowledge, there are no engineering or institutional controls at the Property, including without limitation, any deed notice, declaration of environmental restriction, groundwater classification exception area or well restriction area pursuant to N.J.S.A. ss.13:1E-56 or N.J.S.A. 58:10B-13.

      (b) Notwithstanding anything to the contrary contained in this Agreement, the obligation of Purchaser to pay the Purchase Price and otherwise proceed to Closing shall be subject to the condition that Seller obtain a Letter of Non-Applicability pursuant to ISRA from the Element (as defined in Section 15.B(e)(ii)), on or before the date (hereinafter called the "ISRA Compliance Date") that is twenty (20) days after this Agreement is executed by Seller. Upon Purchaser's request, Seller shall provide Purchaser with all information, reports, studies and analysis which Seller delivered to the NJDEP with the application for, or otherwise in connection with, the issuance of the Letter of Non-Applicability. If the requirements of this Section are not satisfied on or before the ISRA Compliance Date, Purchaser shall have the right to extend the ISRA Compliance Date or to terminate this Agreement, in which latter event this Agreement shall be rendered null and void and of no further force or effect, the Deposit shall promptly be paid to Purchaser, and neither party shall have any further liability or obligation to the other under or by virtue of this Agreement.

      (c) Within three (3) days of the date of the execution of this Agreement, and subsequently promptly upon receipt by Seller or Seller's representatives, Seller shall deliver to Purchaser copies of: (i) all Environmental Documents concerning the Property generated by or on behalf of predecessors in title or former occupants of the Property to the extent in Seller's possession; (ii) all Environmental Documents concerning the Property generated by or on behalf of Seller, whether currently or hereafter existing; (iii) all Environmental Documents concerning the Property generated by or on behalf of current or future occupants of the Property to the extent in Seller's possession, whether currently or hereafter existing; and (iv) existing maps, diagrams and other documentation to the extent in Seller's possession or control designating the location of past and present operations at the Property and past and present storage of Hazardous Materials above or below ground, on, under, at, emanating from or affecting the Property or its environs.

      (d) Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and NJDEP, and Purchaser, and Purchaser's representatives shall have the right, without obligation, to attend and participate in all such meetings.

      (e) The following terms shall have the following meanings when used in this Agreement:

            (i) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Hazardous Materials at, into, onto or migrating from or onto the Property, regardless of whether the result of an intentional or unintentional action or omission.

            (ii) "Element" shall mean the Industrial Site Evaluation Element or its successor of the NJDEP.

            (iii) "Environmental Documents" shall mean all environmental documentation in the possession of Seller which to the knowledge of Seller is all environmental documentation concerning the Property, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

            (iv) "Environmental Laws" shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, codes, directives or requirements, of any Governmental Authority in any way related to Hazardous Materials.

            (v) "NJDEP" shall mean the New Jersey Department of Environmental Protection or its successor.

            (vi) "Tank Laws" shall mean the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq., and the federal underground storage tank law (Subtitle I) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq., together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

            (vii) "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined by the Tank Laws.

      15.C For the purposes of this Agreement, the term "knowledge of Seller" shall mean only and solely the actual knowledge or knowledge of any written information, notice or demand of Eileen M. Blaker, Judy Lasley or William Adelson at the time Seller shall make the representation, after reasonable due diligence, with respect to such referenced fact, condition or circumstance, but without duty to independently investigate beyond Seller's books, records, plans and files.

      15.D Limitation of Survival Liability. Except as otherwise expressly set forth herein, the representations and warranties of Seller set forth in the Agreement shall survive only for a period of two (2) years from the date of Closing and, upon the expiration of such two (2) year period, all such representations and warranties shall terminate and may not be asserted (and any and all claims and causes of action resulting from or on account of a breach thereto, for which Purchaser has not served Seller theretofore with written notice of claim, shall terminate and may not be asserted).

      16. Representations, Warranties and Agreements of Purchaser. Purchaser makes the following representations and warranties to Seller, and the following agreements with Seller.

            16.1 Purchaser has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The representations and warranties set forth in this Section 16.1 shall survive the Closing for a period of three (3) years.

            16.2 All requisite corporate and/or partnership and/or other action has been taken by Purchaser and all requisite consents have been obtained in connection with Purchaser entering into this Agreement and the instruments and documents referenced herein, and the consummation by Purchaser of the transaction contemplated hereby. The representations and warranties set forth in this Section 16.1 shall survive the Closing for a period of three (3) years.

            16.3 Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby shall result in a material breach of, or constitute a material default under, any agreement, document, instrument, order, rule, writ or other obligation to which Purchaser is a party or by which Purchaser may be bound.

      17. Third Party Beneficiaries.

            Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties herein.

      18. Assignment.

            This Agreement may be assigned by Purchaser only if and provided that (a) Purchaser shall give Seller written notice of the assignment prior to on the effective date of the assignment, (b) the assignee shall agree in writing (by instrument in form and substance reasonably acceptable to Seller) to assume all obligations of Purchaser hereunder, and an executed original of said instrument shall be delivered to Seller prior to on the effective date of the assignment, (c) the original signatory to this Agreement as "Purchaser" shall remain jointly and severally liable with such assignee for all obligations of "Purchaser" under this Agreement, (d) the assignment includes an assignment to the assignee of Purchaser's interest in the Deposit, (e) the Land Lessor Consent shall not be affected, invalidated, or rendered ineffective or inapplicable by reason of such assignment, and (f) the assignee shall be (i) an entity controlled by or controlling or under common control with Purchaser ("control" meaning the ownership of more than fifty (50%) percent of the equity interests in such entity), or (ii) a limited partnership, the general partner of which shall be Purchaser (a "Permitted Assignee").

      19. Time of the Essence.

            TIME IS OF THE ESSENCE AS AGAINST BOTH PARTIES UNDER THIS AGREEMENT.

      20. AS IS. EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE INSTRUMENTS DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (I) THE PRESENT OR FUTURE PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY, (II) ITS PRESENT OR PERMISSIBLE USES, (III) THE INCOME OR EXPENSES OF THE PROPERTY, (IV) THE GROUND LEASE, (V) THE SPACE LEASES, (VI) THE COMPLIANCE OF THE PROPERTY, ITS OPERATION OR OCCUPANCY, WITH ANY LEGAL REQUIREMENTS, OR (VII) ANY OTHER MATTERS CONCERNING THE CONDITION (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITION), STATE OF REPAIR, TITLE, OR ANY OTHER MATTER CONCERNING THE GROUND LEASE, THE LEASEHOLD ESTATE, THE PROPERTY, ITS OWNERSHIP, OPERATION, DEVELOPMENT, FINANCES, CONSTRUCTION, OR OCCUPANCY, AND PURCHASER ACKNOWLEDGES THAT BEFORE CLOSING IT WILL HAVE THOROUGHLY INSPECTED THE GROUND LEASE, THE LEASEHOLD ESTATE AND THE PROPERTY AND IS AND WILL BE FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY AND ALL SUCH OTHER MATTERS, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL CONDITIONS RESPECTING THE PROPERTY, AND ITS PRESENT AND PERMISSIBLE USES. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER WILL HAVE A FULL OPPORTUNITY TO INSPECT AND REVIEW THE GROUND LEASE, THE LEASEHOLD ESTATE AND PROPERTY, AND ALL MATTERS RELATING THERETO, AND THAT EXCEPT AS

EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER WILL ACCEPT THE GROUND LEASE, THE LEASEHOLD ESTATE AND THE PROPERTY AND ITS USES "AS-IS", "WHERE-IS", AND "WITH ALL FAULTS" AS OF THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL ON OR ABOUT THE PROPERTY. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT AND THE INSTRUMENTS DELIVERED BY SELLER AT CLOSING, AND TO THE MAXIMUM EXTENT PERMISSIBLE BY LAW, PURCHASER IRREVOCABLY WAIVES ANY REPRESENTATIONS OR WARRANTIES IMPLIED BY LAW, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY, FITNESS, QUANTITY, QUALITY OR SUITABILITY. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT EXCEPT AS MAY OTHERWISE BE PROVIDED BY THE EXPRESS TERMS OF THIS AGREEMENT, SELLER HAS NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIRS, ALTERATIONS OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. PURCHASER WAIVES ANY RIGHT IT NOW OR IN THE FUTURE MAY HAVE TO AVOID THE CONVEYANCE OR ASSIGNMENT OF THE PROPERTY BY SELLER TO PURCHASER EXCEPT AS EXPRESSLY PROVIDED BY THIS AGREEMENT.. THE AGREEMENTS AND PROVISIONS CONTAINED IN THIS SECTION 20 SHALL SURVIVE THE CLOSING.

      21. Miscellaneous.

            21.1 The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

            21.2 This Agreement shall not be binding or effective until properly executed and delivered by Seller and Purchaser. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully executed counterpart.

            21.3 This Agreement may not be changed or terminated orally. This Agreement shall be deemed to merge with the conveyance of title and all covenants, agreement, indemnities, representations and warranties shall not survive the Closing except as may be otherwise specifically provided herein.

            21.4 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, personal representatives, heirs and assigns (subject to the provisions of Section 18).

            21.5 This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

            21.6 This Agreement contains the entire agreement between the parties and any and all understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify, or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by the parties hereto.

            21.7 Except as provided to the contrary in this Agreement, the failure by Purchaser or Seller to insist upon or enforce any rights herein shall not constitute a waiver thereof. Seller and Purchaser each shall have the right to waive any one or more of the terms and conditions of this Agreement which are for its benefit, by express written notice of such waiver to the other party.

            21.8 The Schedules and Exhibits (if any) attached hereto are hereby made a part of this Agreement as fully as if set forth in the text of this Agreement.

            21.9 Neither this Agreement, nor any memorandum or notice thereof, may be recorded by Purchaser. The recordation of this Agreement, or any memorandum or notice thereof by Purchaser shall be a default by Purchaser under this Agreement, and, at the option of Seller, shall render this Agreement null and void.

            21.10 All captions, headings, Section numbers and other references are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement.

            21.11 Except as expressly provided by the terms of this Agreement, all rights, powers and privileges conferred hereunder shall be cumulative and not restrictive of those given by law.

            21.12 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities in question may require.

            21.13 In connection with any litigation arising under this Agreement, the prevailing party shall be entitled to attorneys fees and other legal costs, including but not limited to attorneys fees and costs incurred in a bankruptcy proceeding.

            21.14 Purchaser shall not, prior to the Closing, make or give any press release or any other public announcement respecting the transaction contemplated in this Agreement, nor otherwise publicly disclose or disseminate any information respecting such transaction, including, without limitation, the Purchase Price and/or the other terms and provisions of this Agreement, without the prior written consent of Seller in each case, except as otherwise may be required by law or court order. The provisions of this paragraph shall survive the termination or cancellation of this Agreement

      22. Broker.

            Purchaser hereby represents to Seller that Purchaser has not dealt with any real estate broker, finder agent or salesman in connection with the negotiation of this Agreement other than Broker, as hereinafter defined. Seller hereby represents to Purchaser that Seller has not dealt with any real estate broker, finder agent or salesman in connection with the negotiation of this Agreement other than Eastdil Properties ("Broker"). Seller shall pay a commission to Broker pursuant to a separate agreement between Seller and Broker and shall indemnify Purchaser against, and hold Purchaser harmless from, any and all claims (and all expenses incurred in defending any such claims or in enforcing this indemnity, including attorneys' fees and court costs) by Broker and by any broker or finder for a real estate commission or similar fee arising out of or in any way connected with any claimed relationship between such broker or finder and Seller, including without limitation Merrill Lynch Locations Services or any Merrill Lynch related entity. Purchaser shall indemnify Seller against, and hold Seller harmless from, any and all claims (and all expenses incurred in defending any such claims or in enforcing this indemnity, including attorneys' fees and court costs) by any broker or finder for a real estate commission or similar fee arising out of or in any way connected with any claimed relationship between such broker or finder and Purchaser. The provisions of this Section 22 shall survive the Closing or the termination of this Agreement.

      23. Township's Requirements.

            23.1 Seller and the Township of Plainsboro (the "Township") are parties to a certain Bus Shelter Escrow Agreement dated November 30, 1995, (the "Bus Shelter Agreement"), pursuant to which Seller has deposited into escrow with the Township Seven Thousand Five Hundred Dollars ($7,500). Seller has provided to Purchaser a true and complete copy of said agreement. The parties agree that following Closing the Bus Shelter Agreement, and the funds deposited into escrow pursuant thereto, shall remain in place, in accordance with the terms thereof. Seller shall not seek to withdraw from such agreement because of the Closing of the transactions contemplated hereby. Seller shall be entitled to the return by the Township of the escrow funds not expended and interest earned thereon, in accordance with the terms of the Bus Shelter Agreement and Purchaser shall have no right to or make any claim for such funds.

            23.2 In connection with certain construction to the parking areas of the Property (the "Prior Work"), Seller has pre-paid to the Township Two Thousand Six Hundred NinetyThree Dollars ($2,693) for inspection fees (the "Pre-Paid Amount"). The Pre-Paid Amount shall remain with the Township after Closing to pay for any inspection fees charged by the Township in connection with the Prior Work. After Closing Seller shall be entitled to make application for return to it of the Pre-Paid Amount and to receive from the Township any balance remaining after application by the Township of any remaining inspection fees for the Prior Work.

            23.3 In connection with and as required by certain approvals granted by Plainsboro Township with respect to the extension of the parking area of the Improvements, Seller has posted with Plainsboro Township a maintenance bond (the "Bond") in the amount of Sixteen Thousand Two Hundred Twenty-One Dollars and Fifty-One Cents ($16,221.51) (the "Bond Amount"). To the extent permitted by law and acceptable to Plainsboro Township, Purchaser agrees to post with Plainsboro Township a substitute bond in the Bond Amount. Purchaser shall have no obligation and not be in default hereof on account of any refusal or delay by Plainsboro Township in accepting such a substitute bond. In addition, Purchaser shall have no obligation to provide a substitute bond on any terms or conditions different from those applicable to the Bond. Seller, at its sole cost, shall be responsible for obtaining any necessary approvals of Plainsboro Township with respect to the release of the Bond in connection with the substitution of a new bond. Purchaser shall reasonably cooperate with Seller in connection with obtaining such approvals.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SELLER:
                                   SI PRINCETON, INC.


Attest:                            By:                              Name:
       ---------                     ------------------------------      ------
                                        EILEEN M. BLAKER, PRESIDENT
Title:                             By:
       --------                       -----------------------------
                                   Seller's Tax Identification No.:
                                                                   ---------
                                   PURCHASER:
                                   MACK-CALI REALTY ACQUISITION
                                   CORPORATION

Attest:                            By:                            Name:
       ---------                     ------------------------------      ------
                                         ROGER THOMAS, ESQUIRE
                                         VICE PRESIDENT

                                   Purchaser's Tax Identification No.:
                                                                      --------
                                   ESCROW AGENT (as to Section 5 only):

                                   COMMONWEALTH LAND TITLE INS. CO.

Attest:                            By:
       ------------------              ------------------------------
Name:                                    WILLIAM DEATLY
     --------------------

                                    EXHIBIT A
                        LEGAL DESCRIPTION OF THE PROPERTY

                                   EXHIBIT J
                               SERVICE CONTRACTS

               ================================================
               SERVICE                          VENDOR
               ------------------------------------------------
               CLEANING                 Unicco
               ------------------------------------------------
               ELEVATOR                 Security Elevator
               MAINTENANCE              Co.
               ------------------------------------------------
               FIRE SPRINKLERS          AFA Protective
                                        Systems, Inc.
               ------------------------------------------------
               FIRE SYSTEM              Standard Electric
               ------------------------------------------------
               SECURITY                 (see access
                                        control)
               ------------------------------------------------
               HVAC                     Sass-Moore Svc.
                                        Corp.
               ------------------------------------------------
               INTERIOR &               Pennick Arrimour
               EXTERIOR
               LANDSCAPING
               ------------------------------------------------
               TRASH REMOVAL            Waste Management
                                        of Central New
                                        Jersey
               ------------------------------------------------
               RECYCLING                Waste Mgmt.
               ------------------------------------------------
               WINDOW CLEANING          LWC Services,
                                        Inc.
               ------------------------------------------------
               MARBLE MAINTENANCE       Not provided
               ------------------------------------------------
               METAL MAINTENANCE        Not provided
               ------------------------------------------------
               ACCESS CONTROL           STI
               ------------------------------------------------
               EXTERMINATING            Cooper Pest
                                        Control
               ------------------------------------------------
               SNOW REMOVAL             Penninck
                                        Arrimour, Inc.
               ------------------------------------------------
               SWEEPING                 Reilly Sweeping,
                                        Inc.
               ================================================

                                   EXHIBIT J-1
                            ELECTED SERVICE CONTRACTS

                  ELEVATOR MAINTENANCE - SECURITY ELEVATOR CO.

                                    EXHIBIT K
                                   LITIGATION

                                      NONE

                                    EXHIBIT M
                                  TAX PROTESTS

                                      NONE

                                    EXHIBIT Q

                   UNION AND COLLECTIVE BARGAINING AGREEMENTS

                                      NONE

                                  SCHEDULE 15.B

                              ENVIRONMENTAL MATTERS

            Phase I Environmental Site Assessment Report of Dames and Moore dated June 18, 1996.

                                  SCHEDULE 15.4

                                  LEASE ISSUES

            Matters raised with respect to charges for electrical usage in that certain letter dated April 8, 1998 from Mark I. Goldberg, of Buchanan Ingersoll.

                                 SCHEDULE 15.22

                     REQUIREMENTS OF INSURANCE UNDERWRITERS

            July 17, 1997 letter from Industrial Risk Insurers to William Adelson and attached Loss Prevention Survey.

                                 SCHEDULE 15.23

                              GOVERNMENTAL ACTIONS

            See New Jersey Authority Application attached regarding proposed Route 92.

                                 SCHEDULE 15.24

                               LEASING COMMISSIONS

            Commission Agreement with Grubb & Ellis Company and Merrill Lynch Location Services with respect to the Merrill Lynch Asset Management, L.P. lease (copy attached).

            Also attached hereto is a copy of the leasing commission provisions of the Management Agreement with Carr Real Estate Services which Management Agreement shall be terminated by Seller effective as of the date of Closing. There are no leasing commissions due to Carr Real Estate Services as of the date hereof or hereafter.

                                 SCHEDULE 15.28

                             AUDITS AND PROCEEDINGS

                                      NONE